EXHIBIT 10.5

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”) is made as of the 16th day of October, 2012 (the “Effective Date”), by and among: (a) STERIS Corporation, an Ohio corporation (“Buyer”); (b) THE RICHARD J. SCHULTZ REVOCABLE LIVING TRUST DATED 5/4/2004 (the “R. Schultz Trust”) and THE MICHELLE A. SCHULTZ REVOCABLE LIVING TRUST DATED 5/4/2004 (the “M. Schultz Trust” and together with the R. Schultz Trust, the “Trusts”); (c) MICHELLE A. SCHULTZ, individually and as trustee of the M. Schultz Trust, and RICHARD J. SCHULTZ, individually and as trustee of the R. Schultz Trust (each, a “Selling Shareholder” and together with Michelle A. Schultz, “Selling Shareholders”); and (d) SPECTRUM SURGICAL INSTRUMENTS CORP., an Ohio close corporation (the “Company”).

RECITALS

A.    The Trusts collectively own four hundred and fifty (450) shares of common stock, without par value, of the Company (collectively, the “Shares”), which shares of common stock constitute all of the issued and outstanding shares of capital stock of the Company.

B.    The Trusts desire to sell, and Selling Shareholders desire to cause the Trusts to sell, the Shares to Buyer, and Buyer desires to purchase the Shares from the Trusts, for the purchase price and upon the terms and subject to the conditions hereinafter set forth.

C.    The holders of Phantom Shares (as defined herein) (collectively, the “Phantom Shareholders”) are record owners of Phantom Shares consisting of an aggregate economic interest in the Company of approximately 8%.

D.    In connection with the purchase and sale of the Shares hereunder, the Phantom Shareholders will surrender the Phantom Shares for the consideration specified in their respective Phantom Share Award Agreements and Phantom Share Surrender Agreements.

AGREEMENT

In consideration of the foregoing recitals, of the representations, warranties, covenants and agreements set forth herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    DEFINITIONS AND INTERPRETIVE PROVISIONS

1.1    DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to below:

“338(h)(10) Election” is defined in Section 8.3.

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“Affiliate” of a Person means any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” is defined in the preamble to this Agreement.

“Allocation Schedule” is defined in Section 8.3.

“Ancillary Agreements” means the Escrow Agreement and the Phantom Share Surrender Agreements and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Buyer, the Company or either Selling Shareholder in connection with the consummation of the Transactions, in each case only as applicable to the relevant party or parties to such Ancillary Agreement, as indicated by the context in which such term is used.

“Audited Financial Statements” is defined in Section 4.6(a).

“Basket” is defined in Section 9.4(a).

“Business” means the business of: (a) providing and selling any of the following to hospitals, surgery centers, veterinary centers or affiliated businesses: (i) surgical instrument care products (including cardiac products, circumcision clamps, surgical forceps, laparoscopic instruments, laryngoscopes, needle holders, neurological, ophthalmic, orthopedic, podiatry, retractors, scissors, sterilization trays, stainless products, suction tubes, urological surgical instruments, face shields, finger traps, intestinal instruments, decontamination gloves, inspection mats, instrument cleaning brushes, flash cards, magnifiers, marking tape and instrument stringers), medical cleaning brushes and surgical instrument accessories; (ii) surgical instrument repair and maintenance services (including instrument sharpening, instrument restoration and maintenance and repair services for flexible and rigid scopes); and (iii) consulting, education, training, certification and workflow management services related to such products and services; or (b) providing and selling proprietary educational products and services for the sterile processing market.

“Business Day” means any day other than a Saturday, Sunday or any day that is a legal holiday in the State of Ohio.

“Buyer” is defined in the preamble to this Agreement.

“Buyer 401(k) Plan” is defined in Section 6.8.

“Buyer Indemnified Person” is defined in Section 9.2.

“Capital Lease Obligations” means, without duplication of any item that would otherwise be included in the term Funded Indebtedness, any obligation (including accrued interest) under a lease agreement or sale-leaseback agreement that is required to be capitalized pursuant to GAAP.

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“Cash” means, as of a given time, all cash, cash equivalents and marketable securities held by the Company, excluding all security deposits outstanding at such time.

“Cause” means, for purposes of this Agreement, but not for purposes of any Ancillary Agreement, (a) the commission of a felony, (b) any willful failure to perform employment duties, (c) acts of dishonesty in connection with employment by the Company that is or are detrimental to the Company’s or Buyer’s interests, or (d) breach of any written agreement with, or any applicable employment or other policy of, the Company or Buyer (or any Affiliate of Buyer).

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“Claims Notice” is defined in Section 9.5(a).

“Close Corporation Agreement” means the close corporation agreement executed by the Company and Selling Shareholders as of December 19, 1996, as amended by the Company and Selling Shareholders as of December 10, 2010.

“Closing” is defined in Section 2.3.

“Closing Date” means the date as of which the Closing actually takes place.

“Closing Deadline” is defined in Section 10.1(d).

“Closing Purchase Price” is defined in Section 2.2.

“Closing Working Capital Statement” is defined in Section 2.5(b).

“COBRA” is defined in Section 4.10(h).

“Code” means the Internal Revenue Code of 1986.

“Company” is defined in the recitals of this Agreement.

“Company Plan” means (a) all Plans of the Company or an ERISA Affiliate of the Company, (b) all other severance pay, salary continuation, bonus, incentive, stock option, retirement, pension, profit sharing or deferred compensation plans, contracts, programs, funds or arrangements of any kind and (c) all other employee benefit plans, contracts, programs, funds or arrangements (whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective or terminated) and any trust, escrow or similar agreement related thereto, whether or not funded, in respect of any present or former employees, directors, officers, stockholders, consultants, or independent contractors of the Company or any member of the Controlled Group that are sponsored or maintained by the Company or any member of the Controlled Group or with respect to which the Company or any member of the Controlled Group has made or is required to make payments, transfers or contributions. The definition of Company Plan expressly excludes the Phantom Share Award Agreements.

“Competing Transaction” is defined in Section 7.7.

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“Confidentiality Agreement” is defined in Section 10.2.

“Consent” means any approval, consent, ratification, waiver, registration, qualification, notification or authorization (including any Governmental Authorization).

“Continuing Employee” is defined in Section 8.2(a).

“Contract” means any agreement, contract, obligation, lease, license, arrangement, commitment, promise or undertaking (in each case, whether written or oral) that is legally binding (other than the Organizational Documents of the Company).

“Controlled Group” means any trade or business (whether or not incorporated) (a) under common control within the meaning of Section 4001(b)(1) of ERISA with the Company or (b) that together with the Company is treated as a single employer under Section 414(t) of the Code.

“Damages” is defined in Section 9.2(a).

“Direct Claim” is defined in Section 9.6.

“Domain Names” is defined in Section 4.19(a).

“Effective Date” is defined in the preamble of this Agreement.

“Employee Pension Benefit Plan” has the meaning set forth in Section 3(2) of ERISA.

“Encumbrance” means any charge, claim, hypothecation, deed of trust, lease, condition, equitable interest, servitude, lien (statutory or otherwise), option, mortgage, pledge, security interest, easement, encroachment, conditional sale or other title retention device or arrangement (including a capital lease), right-of-way, title defect, right of first refusal, right of others, security interest, proxy, right of first offer, purchase option or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, other than this Agreement.

“Environmental Law” means any Law that regulates or relates to: (a) the pollution or contamination or the protection or clean-up of the environment, human health or safety; (b) the reporting, licensing, permitting, investigating, remediating, use, exposure to, treatment, storage, transportation, generation, manufacture, processing, distribution, handling, disposal, emission, discharge, Release or threatened Release of Hazardous Materials; (c) natural resources, natural resource damages or the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or (d) the health and safety of persons or property, including protection of the health and safety of employees of the Company.

“Environmental Permits” is defined in Section 4.15(a).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to the Company, any other person that, together with the Company, would be treated as a single employer under Code §414.

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“Estimated Net Working Capital” is defined in Section 2.5(a).

“Estimated Net Working Capital Adjustment” is defined in Section 2.2.

“Escrow Agent” means PNC Bank, National Association, a national banking association.

“Escrow Agreement” means the escrow agreement to be entered into by Buyer, Selling Shareholders and the Escrow Agent at the Closing, substantially in the form attached hereto as Exhibit B.

“Escrow Amount” means $6,500,000.

“Facilities” means the real property and buildings currently leased by the Company.

“Family Member” means, as to any individual, such individual’s (a) descendants (whether natural or adopted), (b) siblings, (c) sibling’s descendants, (d) spouse, (e) spouse’s descendants (whether natural or adopted), or (f) any trust, limited partnership, limited liability company or other entity established for the primary benefit of any of the foregoing persons (whether natural or adopted) for estate planning purposes.

“Final Net Working Capital Adjustment” is defined in Section 2.5(i).

“Fundamental Representations” is defined in Section 9.1.

“Funded Indebtedness” of any Person means either: (a) any Liability of that Person (i) for borrowed money (including the current portion thereof), (ii) under any reimbursement obligation relating to a letter of credit, bankers’ acceptance or note purchase facility, (iii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), (iv) for the payment of money relating to Capital Lease Obligations, (v) for all or any part of the deferred purchase price of property or services (other than trade payables), including any “earnout” or similar payments or any non-compete payments, (vi) under interest rate swap, hedging or similar agreements, or (vii) any and all accrued interest, success fees, prepayment premiums, make-whole premiums or penalties and fees or expenses (including attorneys’ fees) associated with the prepayment of any Funded Indebtedness; or (b) any Liability of others described in the preceding clause (a) that such Person has Guaranteed, that is recourse to such Person or any of its assets or that is otherwise its legal liability or that is secured in whole or in part by the assets of such Person. Notwithstanding anything in this Agreement to the contrary, payment obligations of the Company arising under the Phantom Share Award Agreements shall not be considered Funded Indebtedness for purposes of this Agreement.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Governmental Authorization” means any license, franchise, approval, authorization, registration, qualification, certificate, variance or similar right obtained, or required to be obtained, from any Governmental Body or pursuant to any Law.

“Governmental Body” means any: (a) federal, state, local or foreign government or political subdivision or regulatory authority; or (b) governmental or quasi-governmental authority

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of any nature (including any governmental agency, branch, department, official or entity and any court or arbitrator or other tribunal).

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing or otherwise supporting in whole or in part the payment of any Funded Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Funded Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Funded Indebtedness or other obligations of the payment of such Funded Indebtedness or to protect such obligee against loss in respect of such Funded Indebtedness (in whole or in part). The term “Guarantee” used as a verb has a correlative meaning.

“Hazardous Materials” means any waste or other substance that is (a) listed, defined, designated or classified pursuant to any Environmental Law, or otherwise determined to be, hazardous, radioactive, extremely hazardous, infectious, explosive, corrosive, flammable, carcinogenic, mutagenic or toxic, (b) petroleum and petroleum products, asbestos-containing materials, mold, urea formaldehyde foam insulation, polychlorinated biphenyls or radon gas, and (c) any other chemical, pollutant, waste, material or substance that is regulated by or to which liability or standards of conduct may be imposed under any Environmental Law.

“Immaterial Consents” is defined in Section 7.1.

“Indemnified Person” means a Buyer Indemnified Person or Seller Indemnified Person, as the case may be.

“Indemnifying Party” is defined in Section 9.5(a).

“Indemnitee” is defined in Section 7.2(a).

“Independent Accounting Firm” is defined in Section 2.5(d).

“Information Systems” is defined in Section 4.19(e).

“Intellectual Property Assets” is defined in Section 4.19(a).

“Inventory” means, with respect to any Person, any inventory, including finished goods, supplies, raw materials, work in progress, spare, replacement and components, or goods or products used, held for use or related to such Person’s conduct of the Business, whether located at the Facilities or any third-party locations.

“Knowledge” means: (a) with respect to the Company, the actual knowledge of Richard J. Schultz, Rick Costello, Matt Rudolph or Steve Kellogg; (b) with respect to Buyer, the actual knowledge of any executive officer of Buyer; and (c) with respect to any other Person, the actual knowledge of such Person.

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“Latest Balance Sheet” is defined in Section 4.6.

“Law” means any applicable federal, state, local or foreign law, statute, code, ordinance, rule, regulation, permit, consent decree, requirement, administrative order, common law, constitution or treaty.

“Liability” means a liability, obligation or commitment of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Major Customer” is defined in Section 4.20(a).

“Major Vendor” is defined in Section 4.20(a).

“Management Employment Agreement” means the employment agreement to be entered into by the Company and each of Rick Costello, Matt Rudolph, Steve Kellogg and Jim Mauro at the Closing, substantially in the form attached hereto as Exhibit C.

“Marks” is defined in Section 4.19(a).

“Material Adverse Effect” means any material adverse effect on (a) the business, operations, assets or financial condition of the Company (taken as a whole) or (b) the right or ability of any Selling Shareholder or the Company to consummate or perform his, her or its obligations under this Agreement, in each case other than an effect resulting from any one or more of the following: (i) the effect of any change in the United States or foreign economies (including changes arising from or related to the price of gas, oil or other natural resources) or securities or financial markets in general that does not have a disproportionate effect on the Company; (ii) the effect of any change that generally affects any industry in which the Company conducts business that does not have a disproportionate effect on the Company; (iii) the effect of any change arising in connection with hostilities, acts of war, sabotage, or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage, or terrorism or military actions existing or underway as of the Effective Date that does not have a disproportionate effect on the Company; (iv) any natural disaster that does not have a disproportionate effect on the Company; (v) the effect of any action taken by Buyer or its Affiliates in connection with the Transactions; (vi) the effect of any changes in Laws or accounting rules; (vii) the failure of the Company to meet any of its internal projections (unless the underlying cause of such failure is a Material Adverse Effect); or (viii) any effect directly resulting from the public announcement of this Agreement, compliance with the terms of this Agreement or the consummation of the Transactions.

“M. Schultz Trust” is defined in the recitals to this Agreement.

“Material Contracts” is defined in Section 4.16.

“Multiemployer Plan” has the meaning given in ERISA §3(37)(A).

“Net Working Capital” means the amount by which the current assets of the Company (excluding Cash) exceeds the amount of current liabilities of the Company (excluding the current portion of Funded Indebtedness, the Capital Lease Obligations and the payments due under the

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Phantom Share Award Agreements), each determined in a manner consistent with the preparation of the Audited Financial Statements, including the application of GAAP therein, consistently applied, and as set forth on the Net Working Capital Schedule.

“Net Working Capital Schedule” means the schedule attached hereto as Exhibit D, which schedule contains the calculations, methods, practices, policies, procedures and principles used to calculate Net Working Capital for purposes of this Agreement and the determination of Target Net Working Capital.

“New Real Estate Leases” means the new leases to be entered into by the Company and RMPS at Closing with respect to each the Operating Facilities, substantially in the forms attached hereto as Exhibit E-1 and Exhibit E-2.

“Objection Notice” is defined in Section 2.5(c).

“Operating Facilities” means the leased real property of the Company located at 1469 Commerce Drive, Stow, Ohio 44224 and 4575 Hudson Drive, Stow, Ohio 44224.

“Order” means any applicable order, judgment, decree, stipulation, determination, ruling, award, decision, injunction, subpoena, charge, writ or verdict entered, issued, made or rendered by any Governmental Body.

“Ordinary Course of Business” means, with respect to an action taken or to be taken by a Person, that: (a) such action is consistent with the past practices of such Person and is taken in the usual and ordinary course of the normal day-to-day operations of such Person consistent with past custom and practice (including with respect to quantity and frequency); and (b) such action is not required to be authorized (notwithstanding whether authorization was or was not obtained) by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

“Organizational Documents” means with respect to any business organization or entity: (a) the articles or certificate of incorporation and any code of regulations or bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the limited liability company or operating agreement and articles or certificate of organization of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person that is not an individual; (f) any shareholder, close corporation or other agreement governing the voting, distribution or informational rights of the holders of equity therein; (g) the Close Corporation Agreement; and (h) any amendment to any of the foregoing.

“Owned Intellectual Property” is defined in Section 4.19(d).

“Owner” is defined within the definition of Subsidiary.

“Patents” is defined in Section 4.19(a).

“Pension Plan” has the meaning given in ERISA §3(2)(A).

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“Permitted Encumbrances” means (a) statutory liens for current Taxes, special assessments or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the Ordinary Course of Business for obligations not yet due and payable, (c) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over any Facilities owned or occupied by the Company which are not violated in any material respect by the current use and operation of the Facilities owned or occupied by the Company, (d) deposits or pledges made in connection with, or to secure payment of, worker’s compensation, unemployment insurance, old age pension programs mandated under applicable legal requirements or other social security, (e) covenants, conditions, restrictions, easements, encumbrances and other similar matters of record described in Schedule 4.18 affecting title to but not adversely affecting current occupancy or use of the Facilities owned or occupied by the Company in any material respect and (f) restrictions on the transfer of securities arising under federal and state securities laws.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

“Phantom Share” means an economic interest in the Company granted to a Phantom Shareholder pursuant to a Phantom Share Award Agreement.

“Phantom Share Award Agreements” means the Contracts between the Company and each Phantom Shareholder relating to the Phantom Shares granted to such Phantom Shareholder and that are set forth on Schedule 4.5(b).

“Phantom Share Surrender Agreements” means the agreements to be executed and delivered by the Phantom Shareholders at or prior to the Closing, substantially in the form attached hereto as Exhibit F.

“Phantom Shareholder” is defined in the recitals of this Agreement.

“Plan” has the meaning given in ERISA §3(3).

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any Straddle Tax Period, the portion of such taxable period beginning after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Tax Period, the portion of such taxable period ending on and including the Closing Date.

“Proceeding” means any action, arbitration, audit, charge, complaint, demand, hearing, investigation (by formal notice or process issued), litigation, proceeding or suit of any kind (whether civil, criminal, administrative, investigative or informal) commenced, filed, brought, conducted or heard by, against, to, of or before or otherwise involving any Governmental Body.

“Purchase Price” is defined in Section 2.2.

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“Range” means any amount that is not less than $4,885,500 and not more than $4,985,500.

“R. Schultz Trust” is defined in the recitals to this Agreement.

“Real Property Leases” is defined in Section 4.18.

“Reasonable Best Efforts” means the efforts that a reasonable business Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as reasonably practicable.

“Related Party” means any shareholder, director, officer or Affiliate of the Company.

“Related Party Agreements” is defined in Section 4.22.

“Release” means any spilling, leaking, placing, pumping, pouring, exhausting, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Materials in violation of or defined under any Environmental Law.

“Releasee” is defined in Section 8.6.

“Releasor” is defined in Section 8.6.

“Representative” means, with respect to a particular Person, any director, officer, partner, member, manager, employee, consultant, advisor, agent or other representative of such Person, including legal counsel, accountants, investment bankers and financial advisors.

“Restricted Period” is defined in Section 8.4(a).

“Restricted Territory” means: (a) the United States; (b) the geographic area(s) within a one-hundred (100) mile radius of any and all location(s) of the Business in which employees or independent contractors of the Business work or of any other geographic location to which employees or independent contractors of the Business are assigned or have any responsibility (either direct or supervisory); and (c) all of the specific customer accounts of the Business known to the Selling Shareholders, whether within or outside of the geographic areas defined in clauses (a) and (b) above.

“RMPS” means RMPS, LLC, an Ohio limited liability company that is an Affiliate of Selling Shareholders.

“Schedules” means the Schedules to this Agreement delivered by the Company to Buyer concurrently with the execution and delivery of this Agreement.

“Schultz Employment Agreement” means the employment agreement to be entered into by the Company and Richard J. Schultz at the Closing, substantially in the form attached hereto as Exhibit A.

“Securities Act” means the Securities Act of 1933.

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“Seller Indemnified Person” is defined in Section 9.3.

“Selling Expenses” means all (a) unpaid costs, fees and expenses of outside professionals incurred by the Company or Selling Shareholders in connection with the negotiation, documentation and consummation of the Transactions contemplated by this Agreement, including, all legal fees, accounting, tax, investment banking fees and expenses, and (b) unpaid bonuses payable to employees, agents and consultants of and to the Company as a result of the Transactions (including the employer portion of any payroll, social security, unemployment or similar Taxes); provided, however, that any retention bonuses or other similar payments offered by the Company or Selling Shareholders to any Person in an aggregate amount of less than $50,000 shall not be considered a Selling Expense.

“Selling Shareholders” is defined in the preamble to this Agreement.

“Shares” is defined in the recitals of this Agreement.

“Short Period” is defined in Section 8.1.

“Straddle Tax Period” means any taxable period beginning on or before the Closing Date and ending after the Closing Date.

“Subsidiary” means, with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power, directly or indirectly, to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power, directly or indirectly, to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

“Target Net Working Capital” means $4,935,500, the calculation of which is set forth on the Net Working Capital Schedule.

“Target Net Working Capital Bottom Collar” means $4,885,500.

“Target Net Working Capital Top Collar” means $4,985,500.

“Tax” means any tax of any kind whatsoever, including any federal, state, local or foreign income, capital gains, gift or estate, gross receipts, commercial activity, sales, use, value-added, production, ad valorem, transfer, documentary, franchise, net worth, capital, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, intangibles, windfall profits, customs, duties or other tax, fee, assessment, escheatment or charge of any kind whatsoever, including tax for which a taxpayer is responsible by reason of any tax-sharing agreement, or Treasury Regulations Section 1.1502-6 (and any comparable provision of state, local or foreign Tax law), or as a successor by reason of contract, indemnity or otherwise, together with any interest, addition to tax, fine or penalty with respect thereto and any interest in respect of such interest, additions to tax, fines or penalties.

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“Tax Return” means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

“Terminated Phantom Share Award Agreements” means the Contracts relating to the Phantom Shares that were surrendered, cancelled or otherwise terminated prior to the Closing Date and that are set forth on Schedule 4.5(b).

“Third Party Claim” is defined in Section 9.5(a).

“Title IV Plans” means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. §§1301 et seq., other than Multiemployer Plans.

“Transactions” means all of the transactions contemplated by this Agreement, including: (a) the sale of the Shares by Selling Shareholders to Buyer; (b) the surrender of the Phantom Shares and the cancellation of the Phantom Shares and the Phantom Share Award Agreements; and (c) the performance by Buyer, Selling Shareholders and the Company of their respective covenants and obligations under this Agreement.

“Trusts” is defined in the recitals to this Agreement.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988.

1.2    INTERPRETIVE PROVISIONS

(a)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term “or” is disjunctive but, depending on the context, not necessarily exclusive. The terms “include” and “including” are not limiting and mean “including without limitation.”

(b)    All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The use of any gender (including but not limited to the neutral gender) shall include any and all genders.

(c)    Whenever this Agreement refers to a number of days, such number shall refer to calendar days and shall be counted from the day immediately following the date from which such number of days are to be counted.

(d)    References to dollars or “$” shall mean United States Dollars.

(e)    References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

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(f)    References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing such statutes or regulations.

(g)    The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(h)    The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(i)    The Schedules and Exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of this Agreement.

(j)    Any disclosure provided pursuant to any Section of this Agreement in any related Schedule will be conclusively deemed disclosed pursuant to all other Sections of this Agreement calling for the disclosure of the same information if such disclosure is made by a specific cross reference to such related Schedule or to the extent that the applicability of such matter is reasonably apparent on the face of such Schedule. The disclosure of any matter or item in any Schedule hereto shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed.

2.    STOCK PURCHASE AND SALE

2.1	PURCHASE AND SALE OF THE SHARES; CANCELLATION OF PHANTOM SHARES

On the terms and subject to the conditions of this Agreement, at the Closing, (a) the Trusts will sell, assign, transfer and deliver, and Selling Shareholders will cause the Trusts to sell, assign, transfer and deliver, all of the Shares to Buyer, and Buyer will purchase and acquire all of the Shares, free and clear of all Encumbrances, and (b) the Phantom Shares will be surrendered and cancelled as set forth in the Phantom Share Surrender Agreements.

2.2    CLOSING PURCHASE PRICE

In consideration of the Transactions, the aggregate purchase price to be paid by Buyer to the Trusts at Closing is an amount in cash equal to:

(a)    $75,470,000; plus

(b)    the amount, if any, by which the Estimated Net Working Capital exceeds the Target Net Working Capital; minus

(c)    the amount, if any, of any shortfall between the Estimated Net Working Capital and the Target Net Working Capital.

If the Estimated Net Working Capital is within the Range, no Estimated Net Working Capital Adjustment shall be paid at the Closing. The adjustment under clause (b) or (c) of this section is referred to herein the “Estimated Net Working Capital Adjustment.” The result of the foregoing

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calculation, the “Closing Purchase Price” and, as further adjusted pursuant to Section 2.5, the “Purchase Price.”

2.3    CLOSING

The closing of the Transactions (the “Closing”) will take place simultaneously with the execution and delivery of this Agreement either (a) electronically or (b) at the offices of Kohrman Jackson & Krantz P.L.L., counsel to Selling Shareholders and the Company, located at One Cleveland Center, 20th Floor, 1375 E. 9th Street, Cleveland, Ohio 44114.

2.4    CLOSING TRANSACTIONS

(a)    Subject to the terms and conditions set forth in this Agreement, the parties hereto shall consummate the following transactions at the Closing:

(i)    Buyer shall pay, or cause to be paid, by wire transfer of immediately available funds to the accounts designated on Schedule 2.4(a)(i), an amount equal to the Closing Purchase Price. The Closing Purchase Price will be delivered as follows:

(1)    to the Escrow Agent, an amount equal to the Escrow Amount, to be held in accordance with the terms of the Escrow Agreement;

(2)    to each applicable Person set forth on Schedule 2.4(a)(i), an amount equal to the portion of Funded Indebtedness set forth next to such Person’s name;

(3)    to each applicable Person set forth on Schedule 2.4(a)(i), an amount equal to the portion of Selling Expenses set forth next to such Person’s name;

(4)    to each Phantom Shareholder, an amount equal to the amount set forth next to such Person’s name on Schedule 2.4(a)(i); and

(5)    to the Trusts, the balance of the Closing Purchase Price.

(ii)    Buyer and Selling Shareholders shall make such other deliveries as are required by Section 3.1.

(b)    On the day immediately prior to the Closing Date, the Company shall distribute as a dividend to the Trusts each of the assets of the Company set forth on Schedule 2.4(b). Neither Buyer nor the Company shall have any Liability for any distribution or dividend made prior to the Closing.

(c)    All deliveries, payments and other transactions and documents relating to the Closing shall be interdependent and none shall be effective unless and until all are effective. The Closing shall be effective as of 11:59 p.m., Cleveland local time, on the Closing Date.

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2.5    NET WORKING CAPITAL ADJUSTMENT

(a)    The Company has prepared and delivered to Buyer a good faith estimate, together with all supporting documentation reasonably requested by Buyer, of the Net Working Capital of the Company as of the close of business on the Closing Date based on the Company’s books and records and other information then available (the “Estimated Net Working Capital”). The Estimated Net Working Capital has been calculated on a basis consistent with the calculation of the Target Net Working Capital, as set forth in the Net Working Capital Schedule.

(b)    As promptly as practicable after the Closing, but in no event later than sixty (60) days after the Closing Date, Buyer shall prepare and deliver to Selling Shareholders a statement (the “Closing Working Capital Statement”) setting forth Buyer’s calculation of the Net Working Capital as of the close of business on the Closing Date (the “Closing Net Working Capital”). The Closing Net Working Capital shall be calculated on a basis consistent with the calculations of the Target Net Working Capital, as set forth in the Net Working Capital Schedule.

(c)    After the Closing, the Company and Buyer shall (i) permit Selling Shareholders and their Representatives to have reasonable access during normal business hours to the books, records and other documents (including work papers, schedules, financial statements and memoranda) of the Company pertaining to or used in connection with the preparation of the Closing Working Capital Statement and the calculation of the Closing Net Working Capital, and to make copies thereof (as reasonably requested by Selling Shareholders and at their expense), and (ii) provide Selling Shareholders and their Representatives with reasonable access to the Company’s employees and accountants as reasonably requested by Selling Shareholders (including making the Company’s chief financial officer, comptroller and accountants available to respond to reasonable written or oral inquiries of Selling Shareholders or their Representatives). If Selling Shareholders disagree with any part of Buyer’s calculation of the Closing Net Working Capital, Selling Shareholders shall, within forty-five (45) days after Selling Shareholders’ receipt of the Closing Working Capital Statement, notify Buyer in writing of such disagreement by setting forth Selling Shareholders’ calculation of the Closing Net Working Capital and describing in reasonable detail the basis for such disagreement (an “Objection Notice”). If an Objection Notice is delivered to Buyer, then Buyer and Selling Shareholders shall negotiate in good faith to resolve their disagreements with respect to the computation of the Closing Net Working Capital.

(d)    In the event that Buyer and Selling Shareholders are unable to resolve all such disagreements within thirty (30) days after Buyer’s receipt of the Objection Notice, Buyer and Selling Shareholders shall submit such remaining disagreements to Grant Thornton LLP or such other nationally-recognized accounting firm as is mutually acceptable in writing to Buyer and Selling Shareholders (the “Independent Accounting Firm”). Buyer and Selling Shareholders each represent and warrant that neither they nor any of their respective Affiliates has a material relationship with the Independent Accounting Firm. The Independent Accounting Firm shall be engaged to act as an expert and not an arbitrator, shall review only the disputed items jointly submitted by Selling Shareholders and Buyer, and shall make a final determination of such disputed items and of the Closing Net Working Capital set forth in the Closing Working Capital Statement as a

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result of such review. Buyer and Selling Shareholders shall use their respective Reasonable Best Efforts to cause the Independent Accounting Firm to resolve all remaining disagreements with respect to the computation of the Closing Net Working Capital as soon as practicable, but in any event shall direct the Independent Accounting Firm to render a determination within sixty (60) days after the date of the retention of the Independent Accounting Firm. The Independent Accounting Firm shall consider only those items and amounts in Buyer’s calculations of the Closing Net Working Capital that are identified as being items and amounts to which Buyer and Selling Shareholders have been unable to agree. In resolving any disputed item, the Independent Accounting Firm may not assign a value to any item greater than the greatest value for such item claimed by either party or lesser than the smallest value for such item claimed by either party. The Independent Accounting Firm’s determination of the Closing Net Working Capital shall be based solely on written materials submitted by Buyer and Selling Shareholders (i.e., not on an independent review) and on the definition of Net Working Capital, the Net Working Capital Schedule, the express language of this Section 2.5 and any other sections of this Agreement expressly referenced in this Section 2.5. The determination of the Independent Accounting Firm shall be final, conclusive and binding upon the parties hereto and shall not be subject to appeal or further review.

(e)    The term “Final Net Working Capital” shall mean: (i) the Closing Net Working Capital as calculated by Buyer under Section 2.5(b) if Selling Shareholders accept such calculation as delivered or do not timely deliver an Objection Notice; or (ii) the Closing Net Working Capital as finally determined pursuant to Section 2.5(c) or (d), as applicable.

(f)    The costs and expenses of the Independent Accounting Firm in determining the Final Net Working Capital shall be borne by Buyer, on the one hand, and Selling Shareholders, on the other hand, based upon the percentage that the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if Buyer claims the Closing Net Working Capital is $1,000 less than the amount determined by Selling Shareholders, and Selling Shareholders contest only $500 of the amount claimed by Buyer, and if the Independent Accounting Firm ultimately resolves the dispute by awarding Buyer $300 of the $500 contested, then the costs and expenses of the Independent Accounting Firm will be allocated 60% (i.e., 300 ÷ 500) to Selling Shareholders and 40% (i.e., 200 ÷ 500) to Buyer. In connection with its determination of Final Net Working Capital, the Independent Accounting Firm shall, pursuant to the terms of this Section 2.5(f), also determine the allocation of its fees and expenses between Buyer and Selling Shareholders in accordance with the foregoing ratio. All such allocations of fees, costs and expenses by the Independent Accounting Firm shall be final, conclusive and binding upon the parties hereto, absent manifest error by the Independent Accounting Firm in calculating such allocations.

(g)    The Purchase Price shall be adjusted as follows:

(i)    If the Final Net Working Capital is equal to the Estimated Net Working Capital, then there shall be no adjustment to the Purchase Price pursuant to this Section 2.5.

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(ii)    If the Estimated Net Working Capital exceeded the Target Net Working Capital Top Collar, and

(A)    the Final Net Working Capital exceeds the Estimated Net Working Capital, then the Purchase Price shall be increased by the difference between the Final Net Working Capital and the Estimated Net Working Capital;

(B)    the Final Net Working Capital is less than the Estimated Net Working Capital but exceeds the Target Net Working Capital Top Collar, then the Purchase Price shall be decreased by an amount equal to the difference between the Final Net Working Capital and the Estimated Net Working Capital;

(C)    the Final Net Working Capital is within the Range, then the Purchase Price shall be decreased by an amount equal to the difference between the Estimated Net Working Capital and the Target Net Working Capital; or

(D)    the Final Net Working Capital is less than the Target Net Working Capital Bottom Collar, then the Purchase Price shall be decreased by the sum of (1) an amount equal to the difference between the Estimated Net Working Capital and the Target Net Working Capital, plus (2) the amount by which the Final Net Working Capital is less than the Target Net Working Capital.

(iii)    If the Estimated Net Working Capital was within the Range, and
(A)    if the Final Net Working Capital exceeds the Target Net Working Capital Top Collar, then the Purchase Price shall be increased by an amount equal to the difference between the Final Net Working Capital and the Target Net Working Capital;

(B)    if the Final Net Working Capital is less than the Estimated Net Working Capital Bottom Collar, then the Purchase Price shall be decreased by an amount equal to the difference between the Target Net Working Capital and the Final Net Working Capital; or

(C)    if the Final Net Working Capital is within the Range, then there shall be no adjustment to the Purchase Price pursuant to this Section 2.5.

(iv)    If the Estimated Net Working Capital was less than the Target Net Working Capital Bottom Collar, and

(A)    the Final Net Working Capital is less than the Estimated Net Working Capital, then the Purchase Price shall be decreased by an amount equal to the difference between the Final Net Working Capital and the Estimated Net Working Capital;

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(B)    if the Final Net Working Capital exceeds the Estimated Net Working Capital but is less than the Target Net Working Capital Bottom Collar, then the Purchase Price shall be increased by an amount equal to the difference between the Final Net Working Capital and the Estimated Net Working Capital;
(C)    the Final Net Working Capital is within the Range, then the Purchase Price shall be increased by an amount equal to the difference between the Estimated Net Working Capital and the Target Net Working Capital; or
(D)    the Final Net Working Capital exceeds the Target Net Working Capital Top Collar, then the Purchase Price shall be increased by the sum of (1) an amount equal to the difference between the Estimated Net Working Capital and the Target Net Working Capital, plus (2) the amount by which the Final Net Working Capital exceeds the Target Net Working Capital.

(h)    Any payment to be made by Selling Shareholders or by Buyer pursuant to Section 2.5(g), as the case may be (any such payment, the “Final Net Working Capital Adjustment”), shall be made within five (5) Business Days after the Final Net Working Capital is finally determined pursuant to this Section 2.5 and shall include interest on the excess or deficiency, as applicable, at a rate per annum equal to the prime rate of interest reported from time to time in The Wall Street Journal, calculated on the basis of the actual number of days elapsed over 360, from the Closing Date to the date of such payment. The Final Net Working Capital Adjustment, shall

(i)     be treated by all parties for tax purposes as adjustments to the Purchase Price (exclusive of interest), and

(ii)     be made by wire transfer of immediately available funds to the accounts designated by Buyer or Selling Shareholders, as applicable.

3.    CLOSING DELIVERIES

3.1    CLOSING DELIVERIES

(a)    At the Closing, Selling Shareholders shall deliver or cause to be delivered to Buyer:

(i)    a certificate signed by the Secretary of the Company, dated as of the Closing Date, certifying as to (A) the full force and effect of the Organizational Documents of the Company attached to such certificate as an exhibit and (B) the accuracy and full force and effect of the resolutions adopted by Selling Shareholders regarding this Agreement and the Transactions to which the Company is a party that are attached as an exhibit to such certificate, which resolutions shall be in form and substance reasonably satisfactory to Buyer;

(ii)    true, complete and correct copies of the resolutions adopted by Selling Shareholders terminating the Company’s 401(k) plan effective upon a date no later than one (1) day prior to the Closing, together with any other applicable

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documentation reasonably satisfactory to the Buyer evidencing the termination of such plan, including evidence of the provision of requisite notice of each such termination to service providers, trustees and participants, as applicable, of such 401(k) plan, certified by the Secretary of the Company;

(iii)    the resignations of each of the trustees of the Company’s 401(k) plan, effective upon a date no later than one (1) day prior to the Closing;

(iv)    a certificate of good standing for the Company issued by the Ohio Secretary of State no earlier than ten (10) days prior to the Closing Date;

(v)    the certificates representing the Shares, duly endorsed for transfer to Buyer or accompanied by duly executed stock powers evidencing their transfer to Buyer;

(vi)    the resignations of each of officers of the Company, effective as of the Closing;

(vii)    the Schultz Employment Agreement, duly executed by Richard J. Schultz;

(viii)    each Management Employment Agreement, duly executed by the individual that is a party thereto;

(ix)    each of the New Real Estate Leases, duly executed by RMPS;

(x)    a termination of the Close Corporation Agreement, duly executed by each Selling Shareholder and the Company in a form reasonably acceptable to Buyer;

(xi)    the corporate record books and stock record books of the Company;

(xii)    evidence of the full payment, satisfaction and discharge or release of all Funded Indebtedness of the Company (other than those obligations set forth on Schedule 3.1(a)(xii) which will remain obligations of the Company following the Closing), including payoff letters from the applicable lenders or lessors and releases, or agreements by such lenders or lessors to release, any Encumbrances on any of the Shares or any of the assets or properties of the Company related to such Funded Indebtedness, each in a form reasonably acceptable to Buyer and duly executed;

(xiii)    a subordination, non-disturbance and attornment agreement in respect of each of the New Real Estate Leases, each in a form reasonably acceptable to Buyer and duly executed;

(xiv)    a certificate from each Selling Shareholder certifying that, pursuant to Treasury Regulation Section 1.1445-2(b), such Selling Shareholder is not a foreign person within the meaning of Section 1445 of the Code and in the form provided in Treasury Regulation Section 1.1445-2(b)(2)(iv)(A);

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(xv)    a Phantom Share Surrender Agreement, duly executed by each Phantom Shareholder;

(xvi)    an IRS Form 8023 (Elections under Section 338 for Corporations Making Qualified Stock Purchases) with respect to the Company, duly executed by each of the Trusts and the Selling Shareholders, and any other analogous or corresponding form required to be filed with any state, local or foreign Governmental Body to effect the 338(h)(10) Election;

(xvii)    a properly completed IRS Form W-9 of each Selling Shareholder;

(xviii)    a patent assignment, duly executed by Richard J. Schultz and the Company; and

(xix)    the Escrow Agreement, duly executed by each Selling Shareholder and the Escrow Agent.

(b)    At the Closing, Buyer shall deliver to Selling Shareholders:

(i)    a certificate signed by the Secretary (or comparable officer) of Buyer, dated as of the Closing Date, certifying as to (A) the full force and effect of the Organizational Documents of Buyer attached to such certificate as an exhibit and (B) the accuracy and full force and effect of the resolutions adopted by the board of directors (or comparable governing body) of Buyer regarding this Agreement and the Transactions to which it is a party that are attached as an exhibit to such certificate, which resolutions shall be in form and substance reasonably satisfactory to Selling Shareholders;

(ii)    a certificate of good standing for Buyer issued by the Ohio Secretary of State no earlier than ten (10) days prior to the Closing Date;

(iii)    the Closing Purchase Price;

(iv)    the Schultz Employment Agreement, duly executed by the Company;

(v)    each Management Employment Agreement, duly executed by the Company;

(vi)    each of the New Real Estate Leases, duly executed by the Company; and

(vii)    the Escrow Agreement, duly executed by Buyer.

(c)    All deliveries, payments and other transactions and documents relating to the Closing shall be interdependent and none shall be effective unless and until all are effective.

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4.    REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

The Company, the Trusts and Selling Shareholders represent and warrant to Buyer as follows:

4.1    ORGANIZATION AND GOOD STANDING

(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, with the corporate power and corporate authority to (i) own, operate and lease its properties and assets as and where currently owned, operated and leased and (ii) conduct the Business as it is now being conducted. The Company is duly qualified to do business as a foreign corporation in, and is in good standing under the Laws of, each state or other jurisdiction in which the Company requires such qualification, except for such failures to be so qualified, authorized or in good standing as shall not have had, or could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)    Pursuant to the Close Corporation Agreement, the Company has elected to be a close corporation governed by Section 1701.591 of the Ohio Revised Code. Pursuant to the Close Corporation Agreement, and as permitted by Section 1701.591 of the Ohio Revised Code, the Company has no board of directors.

(c)    The Company has delivered or made available to Buyer true, accurate and complete copies of the Organizational Documents of the Company.

(d)    The Company has no Subsidiaries.

(e)    Except as set forth on Schedule 4.1(e), the Company is the only Person through which the Business is conducted.

4.2    AUTHORITY

The Company has all corporate right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Company. The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Company. Upon execution and delivery by all parties hereto, this Agreement will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors and/or general equitable principles.

4.3    NO CONFLICT

Except as set forth in Schedule 4.3, neither the execution and delivery by the Company of this Agreement nor the consummation or performance by the Company of any of the Transactions to which it is a party will, directly or indirectly (with or without notice or lapse of time):

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(a)     conflict or contravene with the Company’s Organizational Documents;

(b)     give any Person the right to prevent, delay, accelerate, modify, terminate or otherwise interfere with the Company’s ability to perform with respect to such Transactions, to comply with any Contract to which the Company is a party or by which the Company or any of its assets or properties may be bound, or to comply with any Law or Order; or

(c)     result in the imposition or creation of any Encumbrance upon any asset or property of the Company.

4.4    CONSENTS

Except as set forth in Schedule 4.4, the Company is not and will not be required to give any notice to or obtain any Consent from any Person or Governmental Body in connection with

(a)     the execution and delivery by the Company of this Agreement, any Ancillary Agreement or the performance by the Company of any of the Transactions contemplated hereunder or thereunder or

(b)     the continuing validity and effectiveness immediately following the Closing of any Governmental Authorization or Contract of the Company.

4.5    CAPITALIZATION

(a)    Schedule 4.5(a) contains a complete and accurate list for the Company of its name, its fictitious names (if any, and the jurisdictions where such names have been filed), its jurisdiction of incorporation and its capitalization (including the identity of each shareholder and the number of shares held by each), in each case, as of the Effective Date. Except as set forth in the Close Corporation Agreement, there are (i) no outstanding subscriptions, options, calls, convertible debt, contracts, commitments, understandings, restrictions, arrangements, warrants or other rights, including any rights plan, or any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock (or rights to acquire capital stock) of the Company, or obligating the Company to grant, extend or enter into any such agreement or commitment and (ii) no voting trusts, proxies or other agreements or understandings to which the Company or Selling Shareholders are a party or are bound with respect to the voting of any of the Shares or which restrict the transfer of any such Shares. There are no restrictions on the ability of the Company to make distributions of cash to its shareholders. All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable. None of the Shares was issued in violation of the Securities Act or any other Law. The Shares were issued in compliance with any preemptive rights or rights of first refusal of any Person. Other than this Agreement and the Close Corporation Agreement, (i) there are no Contracts relating to the issuance, sale, transfer or voting of any equity securities or other securities of the Company, and (ii) there is no obligation, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any share of the capital stock or other equity interests of the Company or provide funds to, make any investment in (in the form of a loan, capital contribution or otherwise) or provide any Guarantee with respect to

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the obligations of any other Person. There are no bonds, debentures, notes or other Funded Indebtedness of the Company giving any Person the right to vote or consent (or that are convertible into or exchangeable for securities of the Company that have the right to vote or consent) on any matters on which the shareholders of the Company may vote.

(b)    Schedule 4.5(b) sets forth a true and complete list of

(i)     the individual items constituting the Funded Indebtedness of the Company as of the Effective Date (indicating the amount and the Person to whom such amount is owed) and

(ii)     each of the Phantom Share Award Agreements and the amount of Phantom Shares underlying each such Phantom Share Award Agreement. Other than the Phantom Share Award Agreements and the Terminated Phantom Share Award Agreements, each of which is set forth on Schedule 4.5(b), there are no other Contracts relating to Phantom Shares or other similar obligations of the Company. The Company has no Liability with respect to any of the Terminated Phantom Share Award Agreements.

4.6    FINANCIAL STATEMENTS

(a)    Attached as Schedule 4.6(a) are true, complete and correct copies of the following financial statements (collectively, the “Financial Statements”):

(i)     the audited balance sheet and statement of income and retained earnings and cash flows of the Company for the fiscal year ended December 31, 2011, together with the notes thereto (the “Audited Financial Statements”);

(ii)     the unaudited balance sheet and statement of income and retained earnings and cash flows of the Company for the fiscal year ended December 31, 2010, together with the notes thereto; and

(iii)     the unaudited balance sheet of the Company as of the end of August 31, 2012 and related unaudited statements of income for the eight (8)-month period then ended (the “Latest Balance Sheet”). Except as set forth on Schedule 4.6, the Financial Statements and the Latest Balance Sheet have been prepared in accordance with GAAP, consistently applied throughout the periods covered thereby, and present fairly the financial position of the Company as of their respective dates and the results of its operations for the respective periods covered, in each case in all material respects, except that the unaudited Financial Statements do not contain (1) a statement of cash flows, (2) footnote disclosures or (3) normal recurring year-end adjustments. The Financial Statements were derived from the books and records of the Company. The books of account of the Company and to which Buyer and its Representatives have been provided access (x) are true, accurate and complete in all material respects, (y) have been maintained in accordance with good business practices in all material respects, and (z) fairly reflect in all material respects all of the properties, assets, liabilities and transactions of the Company. To the Knowledge of the Company, there are no significant deficiencies or material weaknesses in the design or operation of the Company’s

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internal controls that adversely affect the ability of the Company to record, process and summarize its financial information.

(b)    The Inventory of the Company is of a quality and quantity that is either useable or salable in the Ordinary Course of Business, subject to appropriate and adequate allowances reflected on the Financial Statements for obsolete, excess, slow-moving and other irregular items. Such allowances have been calculated in accordance with GAAP and in a manner consistent with past practice. Except as set forth on Schedule 4.6(b), all of the Inventory of the Company is located on a premises owned or leased by the Company (other than Inventory in transit to or from the Company) and none of the Company’s Inventory is held on consignment, or otherwise, by third parties. All Inventory of the Company is valued in accordance with GAAP at the lower of cost (on a FIFO basis) or market. Notwithstanding any other provision to the contrary in this Agreement, in no event shall the Company, the Trusts or the Selling Shareholders be deemed to guarantee the price at or the date on which any of the Inventory of the Company shall be sold.

(c)    The accounts and notes receivable of the Company reflected on the Financial Statements and the Latest Balance Sheet

(i)     have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services in the Ordinary Course of Business, and

(ii)     constitute valid claims of the Company that, to the Knowledge of the Company, are not subject to claims of setoff or other defenses or counterclaims. The reserves on the Financial Statements and the Latest Balance Sheet against such accounts and notes receivable for returns and bad debts are adequate and have been calculated in accordance with GAAP and in a manner consistent with past practice. The accounts and notes receivable arising after the date of the Latest Balance Sheet and prior to the Closing Date arose from bona fide transactions in the Ordinary Course of Business. Notwithstanding any other provision to the contrary in this Agreement in no event shall the Company, the Trusts or the Selling Shareholders be deemed to guarantee that the accounts and notes receivable of the Company shall be collected.

4.7    NO UNDISCLOSED LIABILITIES

Except as and to the extent set forth on Schedule 4.7, the Company has no Liabilities, except:

(a)     as and to the extent reflected or reserved against in the Financial Statements;

(b)     those that have been incurred in the Ordinary Course of Business (none of which relates to a breach of Contract, breach of warranty, tort, infringement, violation of Law or environmental Liability) since the date of the Latest Balance Sheet; and

(c)     executory Liabilities under Contracts to which the Company is a party (none of which relates to a breach of Contract, breach of warranty, tort, infringement, violation of Law or environmental Liability).

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4.8    TITLE AND CONDITION OF PROPERTIES

(a)    The Company has good and marketable title to, or a valid leasehold interest in, all the personal properties and assets (whether tangible or intangible) that are either used or held for use by the Company (wherever located), that are reflected in the Financial Statements or that were acquired since the date of the Latest Balance Sheet. Except as set forth on Schedule 4.8(a), all personal property and assets of the Company are free and clear of all Encumbrances, except for the Permitted Encumbrances.

(b)    All such personal properties and assets that are material to the conduct of the Business, and the Facilities and buildings, fixtures and improvements thereon, are in good condition and repair (subject to normal wear and tear) and are adequate for the uses to which they are being put, and none of such properties and assets is in need of maintenance or repairs other than ordinary and routine maintenance and repairs.

4.9    TAXES

Except as set forth on Schedule 4.9,

(a)    all Tax Returns required to be filed by the Company for any Pre-Closing Tax Period have been timely filed and such Tax Returns are true, complete and correct in all material respects;
(b)    all Taxes due and owing by the Company for any Pre-Closing Tax Period (whether or not shown on any Tax Return) have been timely paid or appropriate reserves have been set aside in accordance with GAAP;
(c)    the Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, former employee, independent contractor, creditor, customer, shareholder or other party, and has complied with all information reporting and backup withholding provisions of applicable Law;
(d)    no extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company and there are no extensions of time within which to file any Tax Return currently in effect;
(e)    all Tax deficiencies asserted, or assessments made, against the Company as a result of any examinations by any Governmental Body have been fully paid and, to the Knowledge of the Company, there are no Tax deficiencies or assessments threatened with respect to the Company;
(f)    to the Knowledge of the Company, no claim that the Company is or may be subject to taxation has been made by a Governmental Body in a jurisdiction where the Company does not file Tax Returns;
(g)    to the Knowledge of the Company, there are no pending or threatened audits, examinations or investigations by any Governmental Body concerning the Company;

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(h)    there is no Tax administrative proceeding or Tax litigation against the Company;
(i)    the Company is not a party to any Tax allocation, Tax indemnity or Tax sharing agreements or similar arrangements;
(j)    the Company has collected all sales or use Taxes and to its Knowledge, all value added taxes required to be collected by applicable Law, and has timely remitted all such collected amounts to the appropriate Governmental Body;
(k)    the Company is not, nor has it ever been, a member of a consolidated, affiliated, combined or unitary Tax group;
(l)    the Company will not be required to include in a Post-Closing Tax Period taxable income attributable to income that accrued in a Pre-Closing Tax Period but was not recognized in any such period for any reason, including
(i)     the installment method of accounting,
(ii)     the long-term contract method of accounting or
(iii)     a “closing agreement” as described in Section 7121 of the Code (or any provision of any state, local or foreign Tax law having similar effect);
(m)    the Company
(i)     has not agreed, nor is it required, to make any adjustment under Section 481(a) of the Code by reason of any change in accounting method or otherwise or
(ii)     has not distributed the stock of any corporation or had its stock distributed by another person in a transaction satisfying or intending to satisfy the requirements of Section 355 of the Code;
(n)    the Company has not made any payments, nor is it obligated to make any payments, and is not a party to any agreement or agreements that, individually or collectively, provide for the payment of any amount of salaries or compensation for services
(i)     that is not deductible under Sections 162(a)(1) or 404 of the Code or
(ii)     that is an “excess parachute payment” pursuant to Section 280G of the Code;
(o)    the Company has not been a party to a “reportable transaction” (as such term is defined in Treasury Regulations Section 1.6011-4(b));
(p)    the Company is, and has been at all times since September 1, 1990, an S corporation (as defined in Section 1361(a)(1) of the Code) for U.S. federal, state and local income tax purposes, and all of its items or income, gain, deduction, loss and credit therefore pass through to its shareholders, and none of its assets (or income and deductions) are subject to Tax under Section 1374 of the Code;
(q)    since its formation, the Company (including any predecessors) has never

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(i)     owned the stock of any corporation,
(ii)     owned a membership interest in any limited liability company, and
(iii)     been a member of any partnership or joint venture; and
(r)    none of the activities of the Company gives rise to the creation of permanent establishments in foreign countries for Tax purposes.
4.10    EMPLOYEE BENEFITS
(a)    Schedule 4.10(a) lists each Company Plan that the Company maintains, to which the Company contributes or has any obligation to contribute, or with respect to which the Company has any material Liability. No Company Plan is a Title IV Plan, and at no time has the Company or any ERISA Affiliate contributed to or been obligated to contribute to a Multiemployer Plan. The Company has no Liability with respect to any plan, arrangement or practice of the type described in the preceding sentence other than the Company Plans. No Employee Benefit Plan is funded by, associated with, or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(b)    True and complete copies of the following materials have been delivered or made available to Buyer:

(i)     all current and prior plan documents for each Company Plan that the Company or Selling Shareholders have in its or their possession and that are required to be executed in order to be legally effective, regardless of whether copies provided to Buyer are executed or, in the case of an unwritten Company Plan, a written description of such Company Plan;

(ii)     all determination letters from the IRS with respect to any Company Plan;

(iii)     all current summary plan descriptions, summaries of material modifications, the three most recent annual reports (Form 5500s, with all applicable attachments) and summary annual reports with respect to any Company Plan;

(iv)     all current and prior trust agreements, insurance contracts and other documents relating to the funding or payment of benefits under any Company Plan that the Company or Selling Shareholders have in its or their possession and that are required to be executed in order to be legally effective, regardless of whether copies provided to Buyer are executed;

(v)     copies of all resolutions adopted in connection with any Company Plan regardless of whether the copies provided to Buyer have been executed; and

(vi)     any other documents, forms or other instruments relating to any Company Plan requested by Buyer (executed where appropriate). Each Company Plan (and each related trust, insurance contract or fund) has been adopted, maintained, operated and administered in compliance with its terms and any related

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documents or agreements and in compliance with all applicable Laws, including the applicable requirements of ERISA and the Code.

(c)    All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each Company Plan.

(d)    All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each Company Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been made to the relevant Company Plan or accrued in accordance with the past custom and practice of the Company. All premiums, contributions or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Company Plan.

(e)    Other than claims for benefits submitted by participants or beneficiaries, to the Knowledge of the Company, there is no Proceeding against or involving any Company Plan pending or threatened. There have been no prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any Company Plan maintained by the Company or any Company Plan maintained by an ERISA Affiliate that, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect. No fiduciary has any Liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any Company Plan.

(f)    Neither the Company nor any ERISA Affiliate contributes to, has or ever has had any obligation to contribute to, or has any Liability under or with respect to

(i)     any Company Plan that is a “defined benefit plan” (as defined in Section 3(35) of ERISA) or that is subject to Section 412 of the Code or

(ii)     any Multiemployer Plan.

(g)Each Company Plan has been timely amended to reflect the provisions of any and all applicable and material Laws in effect for any period prior to or as of the Closing other than amendments for which the remedial amendment period under Section 401(b) of the Code (including, if applicable, any extension of the remedial amendment period) has not expired, and there are no plan document failures, operational failures, demographic failures, or employee eligibility failures within the meaning of Revenue Procedure 2006-27 or Revenue Procedure 2008-50 with respect to any Company Plan.

(h)    Each Company Plan maintained by the Company or maintained by an ERISA Affiliate, intended to meet the requirements for tax-favored treatment under subchapter B of Chapter 1 of the Code, meets and at all times has met those requirements. With respect to any Company Plan maintained by the Company or an ERISA Affiliate, there is no disqualified benefit that would, as defined in Section 4976(b) of the Code, subject the Company or any ERISA Affiliate to a Tax under Section 4976(a) of the Code. The Company and each ERISA Affiliate has timely complied with all duties imposed upon

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the Company or such ERISA Affiliate by Part 6 of Subtitle B of Title I of ERISA or 4980 B(f) of the Code (“COBRA”), or by similar provisions of state Law to the extent applicable. Schedule 4.10(h) contains a list of all individuals, (x) for whom the Company or any ERISA Affiliate has provided continuation of health benefit coverage during the past three (3) years as required by COBRA, and (y) to whom the Company or any ERISA Affiliate has delivered, or caused to be delivered, a notice required by COBRA, within the last three (3) years.

(i)    Since January 1, 1998, neither the Company nor any ERISA Affiliate has entered into an arrangement whereby any Person became a leased employee, as defined in Section 414(n)(2) of the Code.

(j)    With respect to any Company Plan that is a 401(k) plan, since the date such 401(k) Plan has provided for safe-harbor matching contributions

(i)     no matching contributions other than safe-harbor matching contributions have been made to such 401(k) Plan;

(ii)     no discretionary profit sharing contributions have been made to such 401(k) Plan; and

(iii)     no hardship distributions have been made of safe-harbor contributions from such 401(k) Plan.

(k)    The adoption and all amendments of each Company Plan that either

(i)     is intended to be qualified under Section 401(a) of the Code or

(ii)     that is intended to permit employees to make pre-tax contributions under Section 125 of the Code and any related trust agreement has been duly and validly approved by the Company at the time that such Company Plan or related trust agreement was adopted or amended, as the case may be.

(l)    The person or persons executing any documents establishing, amending or administering any Company Plan on behalf of the Company had the authority to execute the same.

(m)    The Company maintains one or more “nonqualified deferred compensation plans” (as defined for purposes of Section 409A(d)(1) of the Code). Each Company Plan that is a nonqualified deferred compensation plan that is subject to Section 409A of the Code has been maintained in documentary and operational compliance with Section 409A of the Code and ERISA.

(n)    Except as set forth on Schedule 4.10(n),

(i)     neither the execution or delivery of this Agreement by the Company or Selling Shareholders,

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(ii)     the performance of this Agreement by the Company or Selling Shareholders or

(iii)     the consummation of the Transactions could entitle any employee or former employee, officer, director or consultant of the Company to:

(A)     severance pay or any increase in severance pay upon termination of employment after the date of this Agreement; or

(B)     accelerate the time of payment or vesting or result in any payment or funding of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any Company Plan.

4.11    LABOR COMPLIANCE

(a)    Schedule 4.11(a) sets forth a list of all employees, independent contractors and sales representatives of the Company as of the Effective Date and sets forth for each such Person the following:

(i)     full legal name;

(ii)     title or position (including whether full or part time);

(iii)     hire date;

(iv)     current annual base compensation rate;

(v)     commission, bonus or other incentive-based compensation;

(vi)     accrued or deferred bonus payments, including any bonuses due and payable in connection with the Transactions contemplated by this Agreement; and

(v)     a description of the fringe benefits provided to each such individual. All commissions and bonuses payable to Employees, consultants or contractors of the Business for services performed have been paid in full or are reflected in the calculation of Estimated Net Working Capital.

(b)    The Company is not:

(i)     a party to, or bound by, any collective bargaining or other Contract with any labor union or other labor organization;

(ii)     subject to any pending or, to the Knowledge of the Company, threatened Proceeding asserting that the Company has committed any unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; or

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(iii)     subject to any pending or, to the Knowledge of the Company, threatened, strike, work stoppage, lockout, organizational attempt on behalf of any labor union, concerted refusal to work over time or other similar material labor dispute affecting the Company or any of its employees or former employees.

(c)    The Company is and has been in material compliance with all applicable Laws (including the WARN Act and the Immigration Reform and Control Act of 1986, as amended) pertaining to employment and employment practices to the extent they relate to the employees or former employees of the Company, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, health and safety, workers’ compensation, leaves of absence, hiring, terms and conditions, discrimination and termination, collective bargaining, unemployment insurance and the withholding and payment of social security and other Taxes. The Company has not incurred, and no circumstances exist under which it would reasonably be expected to incur, any material Liability arising from the misclassification of any employees or former employees of the Company as consultants or independent contractors or from the misclassification of consultants or independent contractors as employees of the Company. Except as set forth on Schedule 4.11(c), there are no pending or, to the Knowledge of the Company, threatened Proceedings involving the Company with any Governmental Body or arbitrator in connection with the employment of any employee or former employee, consultant or independent contractor of the Company, including any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment related matter arising under applicable and material Laws.

(d)    Except as set forth on Schedule 4.11(d), none of the current or former employees is subject to any secrecy or non-competition agreement with the Company.

4.12    COMPLIANCE WITH LAWS

(a)    The Company is now, and has been, in material compliance with all Laws and Orders that are applicable to the Company, the conduct or operation of the Business or the ownership or use of any of the Company’s assets or properties. To the Knowledge of the Company, no event has occurred or circumstance exists that would reasonably be expected to constitute a material violation of any Law in connection with the conduct of the Business.

(b)    All products sold and services provided by the Company have been in material compliance with all regulatory and other relevant industry standards, including all regulations of the U.S. Food and Drug Administration or other similar Governmental Body, applicable to

(i)     the Company,

(ii)     the conduct or operation of the Business or

(iii)     the ownership or use of any of the Company’s assets or properties.

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(c)    None of the Company, either Selling Shareholder or, to the Knowledge of the Company, any Person associated with or acting on behalf of any of them has directly or indirectly

(i)     made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, regardless of form, whether in money, property or services,

(A)     to obtain favorable treatment in securing business for the Company,

(B)     to pay for favorable treatment for business secured by the Company,

(C)     to obtain special concessions or for special concessions already obtained, for or in respect of the Company or

(D)     in violation of any Law (including the Foreign Corrupt Practices Act of 1977), or

(ii)     established or maintained any fund or asset with respect to the Company that has not been recorded in the books and records of the Company.

4.13    GOVERNMENTAL AUTHORIZATIONS

Schedule 4.13 sets forth a list of all Governmental Authorizations held by the Company, which constitutes all of the Governmental Authorizations that are material to the conduct the Business. The Company has delivered or made available to Buyer true, correct and complete copies of each such Governmental Authorization. Each such Governmental Authorization is valid and in full force and effect. The Company has all Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business as presently conducted, and all fees and charges with respect to such Governmental Authorizations as of the Closing Date have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Governmental Authorization set forth (or required to be set forth) on Schedule 4.13.

4.14    LEGAL PROCEEDINGS; ORDERS

(a)    Except as set forth on Schedule 4.14(a)(i), there is no pending or threatened Proceeding by, or to the Knowledge of the Company, against the Company that

(i) relates to or affects the Company or the conduct of the Business or

(ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions to which the Company is a party. Except as set forth on Schedule 4.14(a)(ii), to the Knowledge of the Company, no event has occurred or circumstance exists that may give rise to, or serve as a basis for, any such Proceeding. Schedule 4.14(a)(iii) lists all Proceedings to which the Company was a party in the past three (3) years (whether or not settled).

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(b)    Neither the Company nor any of the assets or properties owned or used by the Company is subject to any Order.

4.15    ENVIRONMENTAL MATTERS

Except as set forth on Schedule 4.15:

(a)    the operations of the Company are and have been in material compliance with all applicable Environmental Laws, which compliance includes having obtained, maintained and complied with any Permits required under all such Environmental Laws that are necessary to operate its business (collectively, “Environmental Permits”);

(b)    the Company is not subject to any pending or, to the Knowledge of the Company, threatened Proceeding (and the Company has not received any administrative, civil or criminal claim, demand, order, settlement agreement, notice, citation, complaint, summons, notice of violation or request for information by any Governmental Body or any other Person) alleging that the Company is in violation of any Environmental Law or any Environmental Permit or alleging that the Company has any material Liability under any Environmental Law;

(c)    except in material compliance with Environmental Laws, no Hazardous Materials have been
(i)     used, generated, manufactured, stored, treated, disposed of, landfilled or Released by the Company on, under or about
(A)     the Operating Facilities or
(B)     to the Knowledge of the Company, any other property presently or formerly owned, leased or operated by the Company or
(ii)     transported by or on behalf of the Company to or from
(A)     the Operating Facilities or
(B)     to the Knowledge of the Company, any other property presently or formerly owned, leased or operated by the Company;
(d)    to the Knowledge of the Company, except in material compliance with Environmental Laws, no Hazardous Materials have been used, generated, manufactured, stored, treated, disposed of, landfilled or Released by any other Person on, under or about
(i)     the Operating Facilities or
(ii)     any other property presently or formerly owned, leased or operated by the Company;
(e)    the Company has provided to Buyer all copies of all material documentation regarding Hazardous Materials or concerning compliance with Environmental Laws, or concerning any Environmental Permits, environmental reports, audits, storage and disposal

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of Hazardous Materials, agency reports and emergency response plans relating to the Company, the Business or the Operating Facilities;
(f)    the Company has not stored, treated, recycled or disposed or arranged for storage, treatment, recycling, or disposal of Hazardous Materials to any site listed or, to the Knowledge of the Company, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, listed on the CERCLA Information System or included on any similar listed maintained by any Governmental Body; and
(g)    without in any way limiting the generality of the foregoing:
(i)     there are no underground storage tanks at the Operating Facilities or, to the Knowledge of the Company, any other property currently or formerly owned, leased or operated by the Company;
(ii)     except in material compliance with applicable Environmental Law, there is no asbestos or urea formaldehyde foam insulation contained in or forming part of any building, building component, structure or office space on the Operating Facilities; and
(iii)     no PCBs are stored or used in the Business or the Operating Facilities.
4.16    MATERIAL CONTRACTS

Schedule 4.16(a) sets forth all of the following Contracts (and in the case of any oral Contracts, the material terms of such Contract) to which the Company is a party or by which the Company or any of the assets of the Company are bound (collectively, the “Material Contracts”):

(a)    relating to any of the Company’s capital expenditures or lease obligations, or its acquisition or construction of fixed assets for or in respect of any real property, involving payments in excess of $100,000 (individually);

(b)    relating to the Company’s purchase, lease or maintenance of equipment, vehicles, Inventory, materials, supplies, machinery, equipment, parts or any other property in excess of $100,000 annually;

(c)    relating to any of the Company’s obligations of payment in respect of employment, sales commissions, bonuses or severance with:

(i)     any of the Company’s officers; or

(ii)     any other employee of, consultant to or independent sales representatives engaged by the Company;

(d)    involving aggregate consideration in excess of $100,000 or that cannot be cancelled without penalty or without more than thirty (30) days’ notice;

(e)    providing for the indemnification of any Person or the assumption of any Tax or other Liability of any Person;

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(f)    relating to the acquisition or disposition of any business, stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(g)    pertaining to any broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contract;

(h)    governing the borrowing of money or the Guarantee or repayment of Funded Indebtedness or the granting of any Encumbrance on any property or asset of the Company;

(i)    concerning the use of or restricting the use of any Owned Intellectual Property, including development, assignment and licenses therefor;

(j)    involving a (A) customer or (B) supplier, in each case, of the Business that entails the delivery after the Closing Date of products or services in exchange for annual aggregate payments that could exceed $100,000;

(k)    pertaining to the settlement or compromise of any Proceedings that were (A) entered into during the three (3) years prior to the Closing Date or (B) under which any Seller has any outstanding Liability or obligation;

(l)    limiting or purporting to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time, including exclusivity arrangements, non-competition, powers of attorney or similar restrictions;

(m)    requiring the payment (whether by or to the Company) of any fee or penalty in the event of any failure to perform or late performance; and

(n)    with a Governmental Body as a counterparty.

The Company has provided or made available to Buyer true and complete copies of each Material Contract, as amended through the Effective Date. Each Material Contract is in full force and effect and constitutes a valid, binding and enforceable obligation of the Company and, to the Knowledge of the Company, the other parties thereto, each enforceable in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors and/or general equitable principles. Except as set forth on Schedule 4.16(b), (i) neither the Company nor, to the Knowledge of the Company, any other party to any Material Contract is in material default under or in material violation of (or is alleged to be in material default under or in material violation of), or has provided or received any notice of any intention to terminate, any Material Contract, (ii) to the Knowledge of the Company, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute such a material default or material violation or would cause or permit the acceleration, termination or other changes to any material right or material obligation, or the loss of any material benefit, thereunder, (iii) the Company has not released any of its rights under any Material Contract, (iv) the Company has not repudiated any of the terms thereof or, to

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the Knowledge of the Company, threatened to terminate, cancel or not renew any Material Contract and (v) there are no disputes pending or, to the Knowledge of the Company, threatened, and, to the Knowledge of the Company, there have been no disputes threatened since January 1, 2012, under any Material Contract.

4.17    ABSENCE OF CERTAIN CHANGES OR EVENTS

Except as set forth in Schedule 4.17 and as otherwise expressly permitted hereunder, since January 1, 2012 there has not been a Material Adverse Effect and the Company has conducted its business in the Ordinary Course of Business, and there has not been any:

(a)    (i) change in the Company’s authorized or issued capital stock; (ii) grant of any stock option or right to purchase shares of capital stock of the Company; (iii) issuance of any security convertible into such capital stock; (iv) grant of any registration rights; (v) purchase, redemption, retirement or other acquisition by the Company of any shares of any such capital stock; or (vi) declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock or any security convertible into such capital stock;

(b)    amendment to the Organizational Documents of the Company, other than the termination of the Close Corporation Agreement pursuant to the terms of this Agreement;

(c)    (i) payment or increase by the Company of any bonuses, salaries or other compensation to any shareholder, officer or employee or other Person other than in the Ordinary Course of Business; (ii) adoption of, or increase in the payments to or benefits under, any Company Plans other than in the Ordinary Course of Business; or (iii) entry into or termination of any Contract (or other employment relationship not by Contract, including any loan or other transaction) related to the employment of any employee (except in the Ordinary Course of Business) or former employee or any collective bargaining agreement covering any employee or former employee of the Company;

(d)    (i) making of a new Tax election or change in any Tax election, (ii) amendment of any Tax Return, (iii) settlement of any Tax audit, (iv) change of any Tax accounting method or practice or (v) entry into any Contract with respect to Taxes;

(e)    damage to or destruction or loss of any material asset or property of the Company, whether or not covered by insurance;

(f)    entry into, termination of or receipt of notice of termination of: (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar Contract (other than in the Ordinary Course of Business); or (ii) any Material Contract;

(g)sale, lease or other disposition of any material asset or property of the Company (other than in the Ordinary Course of Business) or mortgage, pledge or imposition of any lien or other Encumbrance on any material asset or property of the Company;

(h)    cancellation or waiver of any claim or right with a value to the Company in excess of $100,000;

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(i)    sale, assignment, transfer (including, without limitation, transfers to any Employees, shareholders, members or Affiliates), license or other subjection to any Encumbrance of any material tangible or intangible assets or properties, other than sales of Inventory in the Ordinary Course of Business;

(j)    adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filed (or consented to the filing of) a petition in bankruptcy under any provisions of federal or state bankruptcy Law; or

(k)    Contract or any other act by the Company to do any of the foregoing.

4.18    REAL PROPERTY

The Company does not own any real property. Schedule 4.18 set forth a complete list of all leases of real property by the Company (collectively, the “Real Property Leases”). The Company has delivered or made available to Buyer true and complete copies of the Real Property Leases. Each of the Real Property Leases is legal, valid, binding, enforceable and in full force and effect and the Company has paid all rent and other charges when due under the Real Property Leases and there is not now pending nor, to the Knowledge of the Company, contemplated any reassessment of any parcel included in the Real Property Leases that could result in additional rent or other additional sums and charges payable by the Company under any of the Real Property Leases. The Company has not subleased, assigned or otherwise granted to any Person the right to use or occupy such Facilities or any portion thereof, nor has the Company pledged, mortgaged or otherwise granted an Encumbrance on its leasehold interest in any Facility. With respect to the Operating Facilities, there have been no material interruptions due to recurring loss of electrical power, flooding, limitations to access to public sewer and water or restrictions on septic service in connection with the operation of the Business. The Facilities are sufficient for the continued conduct of the Business after the Closing in materially the same manner as conducted prior to the Closing and constitutes all of the real property necessary to conduct the Business as currently conducted. All material building permits, certificates of occupancy, business licenses, and, without limitation, all other Governmental Authorizations required in connection with the use or occupancy of the Operating Facilities have been obtained, are in effect and in good standing and the use of the Operating Facilities conforms in all material respects to each applicable Governmental Authorization required to be issued in connection with the Operating Facilities. The Company has not received any written notice of and there are no (i) material violations of building codes and/or zoning ordinances or other governmental or regulatory laws affecting the Operating Facilities, (ii) existing, pending or, to the Knowledge and the Company, threatened condemnation proceedings affecting the Operating Facilities, or (iii) existing, pending, or to the Knowledge of the Company, threatened zoning, building code or other moratorium proceedings, or similar material matters with respect to the Operating Facilities.

4.19    INTELLECTUAL PROPERTY

(a)    The term “Intellectual Property Assets” means:

(i)     the name of the Company, all fictitious business names, trade names, registered and unregistered trademarks and service marks used or held for use by the Company (collectively, “Marks”);

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(ii)     the patents owned, used or held for use by the Company, the domestic and foreign pending applications for registration by the Company and, the content of the claims within the applications that may be submitted therefor (collectively, the “Patents”);

(iii)     the registered and unregistered copyrights owned, used or held for use by the Company (collectively, the “Copyrights”); and

(iv)     all Internet domain names registered, used or held for use by the Company in the Ordinary Course of the Business (collectively, “Domain Names”).

(b)    Intellectual Property Assets.

(i)    Marks. Schedule 4.19(b)(i) contains a true, complete and accurate list of all domestic and foreign Marks.

(ii)    Patents. Schedule 4.19(b)(ii) contains a true, complete and accurate list of all domestic and foreign Patents.

(iii)    Domain Names. Schedule 4.19(b)(iii) true, contains a complete and accurate list of all domestic and foreign Domain Names.

(iv)    Copyrights. Schedule 4.19(b)(iv) contains a true, complete and accurate list of all Copyrights.

(c)    All of the Company’s material licenses for Intellectual Property Assets (other than “shrink-wrap,” “click-wrap” and other off-the-shelf software licenses) are set forth on Schedule 4.19(c). The Company has provided or made available to Buyer true, complete and accurate copies of such Contracts. Each such Contract constitutes a valid, binding and enforceable obligation of the Company and the other parties thereto, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors and/or general equitable principles. The Company and, to the Knowledge of the Company, the other parties thereto are in material compliance with the terms of such Contracts. To the Knowledge of the Company, no Person is infringing upon or misappropriating any material Intellectual Property Assets owned by the Company. Neither the Company nor any of the Intellectual Property Assets is infringing or misappropriating any intellectual property rights of any Person.

(d)    Except for the Contracts providing for the licenses set forth on Schedule 4.19(c), the Company owns exclusively all right, title and interest in and to the Intellectual Property Assets, free and clear of Encumbrances (such owned Intellectual Property Assets, the “Owned Intellectual Property”). All required filings and fees related to the Owned Intellectual Property have been timely filed with and paid to the relevant

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Governmental Body and authorized registrars and all registrations for the Owned Intellectual Property are otherwise in good standing.

(e)    Schedule 4.19(e) identifies the material information systems (including operating systems, software, applications and databases) related to, used by, necessary for the conduct of or held for use in connection with the Business (the “Information Systems”). The Information Systems are operational and perform the functions for which they were intended.

4.20    VENDORS AND CUSTOMERS

(a)    Schedule 4.20(a) sets forth a true and complete list of:

(i)     the ten (10) largest vendors of the Company on the basis of cost of goods or services purchased during the year ending December 31, 2011 and the 9-month period ending September 30, 2012 (collectively, the “Major Vendors”); and

(ii)     the ten (10) largest customers based upon revenue for the year ending December 31, 2011 and the 9-month period ending September 30, 2012 (collectively, the “Major Customers”).

(b)    Except as set forth on Schedule 4.20(b),

(i)     all Major Vendors and all Major Customers continue to be vendors or customers, as the case may be, of the Company, and none of such Major Vendors or Major Customers has materially reduced, nor, to the Knowledge of the Company, is there any reason to believe that any Major Vendor or Major Customer, as the case may be, will materially reduce, its business with the Company from the levels achieved during the year ended December 31, 2011,

(ii)     no Major Vendor or Major Customer has terminated its relationship with the Company, nor has the Company nor either Selling Shareholder received any notice nor has reason to believe that any Major Vendor or Major Customer intends to do so, and

(iii)     neither the Company nor either Selling Shareholder, nor any of their respective Affiliates, is involved in any claim, dispute or controversy with any Major Vendor or any Major Customer involving an amount in excess of $25,000 individually or $100,000 in the aggregate.

4.21    NO BROKERS OR FINDERS

Neither the Company nor any of its Representatives has incurred any Liability for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement or any Ancillary Agreement based upon arrangements made by or on behalf of the Company, Selling Shareholders or any of their respective Affiliates.

4.22    RELATED PARTY TRANSACTIONS

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Except as set forth on Schedule 4.22, no Related Party or, to the Knowledge of the Company or either Selling Shareholder, any Family Member of any such Related Party,

(a)    is currently a party to any Contract, commitment or transaction with the Company that is in effect as of the Closing Date (the “Related Party Agreements”) or

(b)     has (or has had during the past three (3) years) any interest in any property used by the Company. As of the Closing Date, all of the Related Party Agreements (except those marked with an asterisk set forth on Schedule 4.22) shall be properly terminated, and the Company shall have no Liability thereunder.

4.23    BANK ACCOUNTS

Schedule 4.23 sets forth a true and complete list of

(a)     the name and address of each bank with which the Company has an account or safe deposit box,

(b)    the name of each Person authorized to draw thereon or have access thereto and
(c)     the account number for each bank account of the Company.

4.24    INSURANCE

(a)    Schedule 4.24 sets forth a true and complete list of all insurance policies to which the Company is a party, named insured or otherwise the beneficiary of coverage, or under which the Company or any director or officer of the Company is or has been a party, an insured or otherwise the beneficiary of coverage. A true and complete copy of each such policy has been delivered or made available to Buyer. With respect to each such policy:

(i)     such policy is valid and enforceable and in full force and effect,

(ii)     the Company has paid all premiums due and has otherwise performed all of its obligations under such policy,

(iii)     there is no breach or default by the Company, and to the Knowledge of the Company, no event has occurred that, with notice or the lapse of time, would constitute a breach or default or permit termination, modification or acceleration under the policy and the execution of this Agreement or the Ancillary Agreements and

(iv)     no party to the policy has repudiated any provision thereof. No notice of cancellation or termination or non-renewal has been received by the Company with respect to any such policy.

(b)    During the last three (3) years, the Company has not been refused any insurance with respect to its business or its assets, nor has coverage been limited by any insurance carrier to which the Company has applied for insurance or with which the

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Company has carried insurance. To the Knowledge of the Company, no event relating to the Company has occurred that could reasonably be expected to result in a retroactive upward adjustment in premiums under any of the insurance policies set forth on Schedule 4.24. The Company has no self-insured or co-insurance programs.

4.25    PRODUCT LIABILITY

(a)    During the last three (3) years, none of the products sold by the Company has been the subject of any replacement or recall campaign by the Company, and no such campaign is currently being conducted by the Company or is required to be conducted by any Governmental Body. In connection with the conduct of the Business during the past three (3) years, except as set forth on Schedule 4.25, no claims alleging bodily injury or property damage as a result of any defect in the design, manufacture or servicing of any product, or the breach of any duty to warn, test, inspect or instruct of dangers therein, have been received by the Company or, to the Knowledge of the Company, have been threatened against the Company.

(b)    Except for warranties

(i)     implied or imposed by applicable Law,

(ii)     contained in the Company’s standard terms and conditions of sale (a true, accurate and complete copy of which has been made available to Buyer),

(iii)     expressly provided in a Material Contract, or

(iv)     offered in connection with the sale of a product by the Company in the Ordinary Course of Business that is on the same terms provided to the Company by the original manufacturer of such product, the Company has not given a warranty in respect of products or services supplied, manufactured, sold, leased or delivered by it in connection with the conduct of the Business.

4.26    DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES

(a)    The representations and warranties by the Company, Selling Shareholders and the Trusts expressly and specifically set forth in Article 4 and Article 5 and the Schedules constitute the sole and exclusive representations, warranties and statements of any kind of the Company, Selling Shareholders or the Trusts to Buyer in connection with the Transactions. BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLING SHAREHOLDERS SET FORTH IN THIS AGREEMENT AND THE SCHEDULES ATTACHED HERETO, NONE OF SELLING SHAREHOLDERS, THE COMPANY OR ANY OTHER PERSON (INCLUDING, ANY AFFILIATE, MANAGER, OFFICER, EMPLOYEE, SHAREHOLDER, AGENT OR REPRESENTATIVE OF ANY OF THE FOREGOING, WHETHER IN ANY INDIVIDUAL, CORPORATE OR ANY OTHER CAPACITY) IS MAKING, AND BUYER IS NOT RELYING ON, ANY REPRESENTATIONS, WARRANTIES OR OTHER STATEMENTS OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO ANY MATTER CONCERNING ANY OF

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SELLING SHAREHOLDERS, THE COMPANY, THE BUSINESS OF THE COMPANY, THIS AGREEMENT OR THE TRANSACTIONS.

(b)    In connection with the investigation by Buyer of the Company and the Business, Buyer has received from the Company or Selling Shareholders projections, forward-looking statements and other forecasts and business plan information. Buyer acknowledges that there are uncertainties inherent in attempting to make estimates, projections and other forecasts and plans, that it is familiar with such uncertainties and that it shall have no claim against any Person with respect thereto, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity or otherwise. Neither the Company, the Selling Shareholders or the Trusts makes any representations or warranties regarding the probable success or future profitability of the Company or the Business.

5.    REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDERS AND THE TRUSTS

Each Selling Shareholder and each of the Trusts represents and warrants to Buyer as follows:

5.1    AUTHORITY

Each Selling Shareholder and each of the Trusts has the right, power, authority and capacity to execute and deliver this Agreement and to perform their respective obligations hereunder. Upon execution and delivery by all parties hereto, this Agreement will constitute his, her or its, as applicable, legal, valid and binding obligation, enforceable against each Selling Shareholder and each of the Trusts in accordance with its terms.

5.2    NO CONFLICT

Except as set forth on Schedule 5.2, neither the execution and delivery by Selling Shareholders or the Trusts of this Agreement nor the consummation or performance by any of them of any of the Transactions to which they are a party will, directly or indirectly (with or without notice or lapse of time), result in the creation or imposition of any Encumbrance on the Shares or give any Person the right to prevent, delay or otherwise interfere with any of the Transactions to which they are a party pursuant to:

(a)     any Law or Order to which he, she or it, as applicable, or any of the Shares owned by their respective Trust, is subject; or

(b)     any Contract to which he, she or it is a party or by which he, she or it, or any of the Shares owned by their respective Trust, may be bound.

5.3    CONSENTS

Except as set forth on Schedule 5.3, none of the Selling Shareholders or the Trusts is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or any Ancillary Agreement to which they are a party or the consummation or performance by them of any of the Transactions to which they are a party.

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5.4    CERTAIN PROCEEDINGS

There is no pending or, to the Knowledge either Selling Shareholder, threatened Proceeding against or affecting him or her or their respective Trust that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions to which they or their respective Trusts is a party or from otherwise complying with the terms of this Agreement.

5.5    TITLE TO SHARES

The Trusts are the legal and beneficial owner of, and each Trust has good and valid title to, all of the Shares owned by such Trust, as set forth on Schedule 4.5(a), in each case free and clear of all Encumbrances.

5.6    NO BROKERS OR FINDERS

None of the Selling Shareholders or the Trusts has incurred any Liability for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement or any Ancillary Agreement.

5.7    DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES

(a)    The representations and warranties by Selling Shareholders and the Trusts expressly and specifically set forth in Article 4 and Article 5 and the Schedules constitute the sole and exclusive representations, warranties and statements of any kind of the Selling Shareholders or the Trusts to Buyer in connection with the Transactions. BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY, SELLING SHAREHOLDERS AND THE TRUSTS SET FORTH IN THIS AGREEMENT AND THE SCHEDULES ATTACHED HERETO, NONE OF SELLING SHAREHOLDERS, THE COMPANY, THE TRUSTS OR ANY OTHER PERSON (INCLUDING, ANY AFFILIATE, MANAGER, OFFICER, EMPLOYEE, SHAREHOLDER, AGENT OR REPRESENTATIVE OF ANY OF THE FOREGOING, WHETHER IN ANY INDIVIDUAL, CORPORATE OR ANY OTHER CAPACITY) IS MAKING, AND BUYER IS NOT RELYING ON, ANY REPRESENTATIONS, WARRANTIES OR OTHER STATEMENTS OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO ANY MATTER CONCERNING ANY OF SELLING SHAREHOLDERS, THE COMPANY, THE TRUSTS, THE BUSINESS OF THE COMPANY, THIS AGREEMENT OR THE TRANSACTIONS.

(b)    In connection with the investigation by Buyer of the Company and the Business, Buyer has received from the Company or Selling Shareholders projections, forward-looking statements and other forecasts and business plan information. Buyer acknowledges that there are uncertainties inherent in attempting to make estimates, projections and other forecasts and plans, that it is familiar with such uncertainties and that it shall have no claim against any Person with respect thereto, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in

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contract or tort, or whether at law or in equity or otherwise. Neither the Company, the Selling Shareholders or the Trusts makes any representations or warranties regarding the probable success or future profitability of the Company or the Business.

6.    REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Selling Shareholders as follows:

6.1    ORGANIZATION AND GOOD STANDING

Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Ohio.

6.2    AUTHORITY

Buyer has all corporate right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Buyer has duly executed and delivered this Agreement. Upon execution and delivery by all parties hereto, this Agreement will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors and/or general equitable principles.

6.3    NO CONFLICT

Neither the execution and delivery by Buyer of this Agreement nor the consummation or performance of any of the Transactions to which it is a party will, directly or indirectly (with or without notice or lapse of time), give any Person the right to prevent, delay or otherwise interfere with any of the Transactions pursuant to:

(a)     any provision of Buyer’s Organizational Documents;

(b)     any resolution adopted by the board of directors of Buyer;

(c)    any Law or Order to which Buyer may be subject; or

(d)     any Contract to which Buyer is a party or by which Buyer or any of its assets may be bound.

6.4    CONSENTS

Buyer is not and will not be required to give notice to or obtain any Consent from any Person or Governmental Body in connection with the execution and delivery by Buyer of this Agreement or the consummation or performance by Buyer of any of the Transactions to which it is a party.

6.5    INVESTMENT INTENT

Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

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6.6    CERTAIN PROCEEDINGS

There is no pending or, to the Knowledge of Buyer, threatened Proceeding against or affecting Buyer or any of its assets that may reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

6.7    NO BROKERS OR FINDERS

Neither Buyer nor any of its Representatives has incurred any Liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement or any Ancillary Agreement.

6.8    SERVICE CREDIT UNDER BUYER 401(K) PLAN

Buyer sponsors an Employee Pension Benefit Plan that is qualified under Section 401(a) of the Code with a qualified cash-or-deferred arrangement under Section 401(k) of the Code (the “Buyer 401(k) Plan”). The only period of employment or service required under the Buyer 401(k) Plan is for purposes of becoming eligible to participate in the Buyer 401(k) Plan.

6.9    DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES

(a)    The representations and warranties by Buyer expressly and specifically set forth in Article 6 and the Schedules constitute the sole and exclusive representations, warranties and statements of any kind of Buyer to the Selling Shareholders or the Trusts in connection with the Transactions. THE SELLING SHAREHOLDERS AND THE TRUSTS SPECIFICALLY ACKNOWLEDGE AND AGREE THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF BUYER SET FORTH IN THIS AGREEMENT, NEITHER BUYER NOR ANY OTHER PERSON (INCLUDING, ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, SHAREHOLDER, AGENT OR REPRESENTATIVE OF BUYER, WHETHER IN ANY INDIVIDUAL, CORPORATE OR ANY OTHER CAPACITY) IS MAKING, AND NEITHER SELLING SHAREHOLDERS NOR THE TRUSTS ARE RELYING ON, ANY REPRESENTATIONS, WARRANTIES OR OTHER STATEMENTS OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO ANY MATTER CONCERNING ANY OF BUYER, THE COMPANY, THE BUSINESS OF THE COMPANY, THIS AGREEMENT OR THE TRANSACTIONS.

(b)    In connection with the Transactions, Selling Shareholders and the Trusts may have received from Buyer or its Representatives forward-looking statements and other forecasts and business plan information. Selling Shareholders and the Trusts acknowledged that there are uncertainties inherent in attempting to make forecasts and plans, that they are familiar with such uncertainties and that they shall have no claim against any Person with respect thereto, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity or otherwise. Buyer makes no representations or warranties regarding the probably success or future profitability of the Company or the Business.

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7.    CERTAIN COVENANTS

7.1    IMMATERIAL CONSENTS

Buyer acknowledges that

(a)     the Consents to the Transactions set forth on Schedule 7.1 (collectively, the “Immaterial Consents”) are not required for the consummation of the Transactions and

(b)     none of the Company, the Trusts or Selling Shareholders shall have any liability whatsoever to Buyer (and that Buyer shall not be entitled to assert any claims) to the extent arising out of or relating to the failure to obtain any such Immaterial Consents or because of the violation, breach, default, acceleration, termination or cancellation of any Contract or Permit as a result thereof. Buyer further agrees that no representation, warranty or covenant of the Company, the Trusts or Selling Shareholders contained herein shall be breached or deemed breached solely as a result of the failure to obtain any such Immaterial Consent or solely as a result of any such violation, breach, default, acceleration, termination or cancellation or any claim, action, suit, proceeding or investigation commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such Immaterial Consent or any such violation, breach, default, acceleration, termination or cancellation.

7.2    CERTAIN D&O MATTERS

(a)    Each of Buyer and the Company agrees that all rights of the individuals who on or prior to the Closing Date were shareholders, officers or employees of the Company (collectively, the “Indemnitees”) to indemnification (including the advancement of fees and expenses) and exculpation from liabilities for acts or omissions occurring prior to the Closing Date as provided in the respective Organizational Documents of the Company as in effect on the Effective Date, or as required by any Law, shall survive the Closing and shall continue in full force and effect in accordance with their terms. Such rights shall not be amended, or otherwise modified in any manner that would adversely affect the rights of the Indemnitees, unless such modification is required by any Law.

(b)    The provisions of this Section 7.2:

(i)     are intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives; and

(ii)     are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract or otherwise. The obligations of the Company and Buyer under this Section 7.2 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 7.2 applies without the consent of the affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 7.2 applies shall be third party beneficiaries of this Section 7.2).

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8.    OTHER COVENANTS AND AGREEMENTS

8.1    TAX MATTERS

(a)    Tax Indemnification. Selling Shareholders shall jointly and severally indemnify, defend, save and hold harmless Buyer from any Damages attributable to

(i)     all Taxes (including any Taxes under Section 1374 of the Code, or similar provisions of state or local Law and any Taxes under Section 409A of the Code) (or the nonpayment thereof) of the Company for the Pre-Closing Tax Period;

(ii)     all Taxes payable by Selling Shareholders arising from the joint 338(h)(10) Election;

(iii)     all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor or current or former Affiliate of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 (or any analogous provision of state, local or foreign Tax Law),

(iv)     any and all Taxes of any Person (other than the Company) imposed on the Company as a transferee or successor, by contract or pursuant to any Law, which Taxes relate to an event or transaction occurring on or before the Closing, and

(v)     any and all Straddle Tax Period Taxes allocable to Company for the Pre-Closing Tax Period to the extent any such Taxes have not already been paid in full, accrued on the Financial Statements or otherwise reflected in the calculation of Estimated Net Working Capital.

(b)    Straddle Tax Period. In the case of any Straddle Tax Period, the amount of any Taxes based on or measured by income or receipts of the Company for the Pre-Closing Tax Period shall be determined

(i)     in accordance with the joint 338(h)(10) Election, or

(ii)     based on an interim closing of the books as of the close of business on the Closing Date and the amount of other Taxes of the Company for a Straddle Tax Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on (and including) the Closing Date and the denominator of which is the number of days in such Straddle Tax Period.

(c)    Responsibility for Filing Tax Returns.

(i)    Selling Shareholders, at their expense, shall prepare or cause to be prepared and file or cause to be filed, the state and federal income Tax Returns of

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the Company for the taxable periods ending on or before the Closing Date. To the extent permitted by Law, each such Tax Return shall be prepared on a basis consistent with the prior Tax Returns of the Company. Selling Shareholders shall include any income, gain, loss, deduction or other tax items (including income or gain arising from the 338(h)(10) Election) for such periods on their Tax Returns in a manner consistent with the Schedule K-1s furnished by the Company to Selling Shareholders for such periods. Selling Shareholders shall provide a copy of any Tax Returns they prepare (or cause to be prepared) to Buyer at least forty-five (45) days before such Tax Returns are due, taking into consideration extensions of time to file, for the review and approval by Buyer, which review and approval shall not be unreasonably withheld, conditioned or delayed. Subject to Section 8.1(c)(iii) below, Selling Shareholders and Buyer shall attempt in good faith to resolve any disagreements regarding such Tax Returns prior to the due date for filing.

(ii)    Buyer, at its expense, shall prepare all Tax Returns of the Company, other than those referred to in Section 8.1(c)(i), for any taxable period that begins on or before the Closing Date and ends after the Closing Date. To the extent permitted by Law, each such Tax Return shall be prepared on a basis consistent with the prior Tax Returns of the Company. Buyer shall provide a copy of any Tax Returns it prepares (or causes to be prepared) to Selling Shareholders at least forty-five (45) days before such Tax Returns are due, taking into consideration extensions of time to file, for the review and approval by Selling Shareholders, which review and approval shall not be unreasonably withheld, conditioned or delayed. Subject to Section 8.1(c)(iii) below, Buyer and Selling Shareholders shall attempt in good faith to resolve any disagreements regarding such Tax Returns prior to the due date for filing.

(iii)    In the event that Selling Shareholders and Buyer are unable to resolve any dispute with respect to Tax Returns described in Section 8.1(c)(i) or Section 8.1(c)(ii) at least twenty (20) days prior to the due date for filing, such dispute shall be resolved by the Independent Accounting Firm (A) using procedures similar to those described in Section 2.5(d), which resolution shall be binding on the parties, and (B) in sufficient time to file such Tax Returns by the due date for filing.

(d)    Cooperation on Tax Matters.

(i)    Buyer and Selling Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 8.1 and any audit, litigation or other proceeding with respect to Taxes relating to a period of time prior to the Closing Date. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis, at a reasonable cost to requesting party, to provide additional information and explanation of any material provided hereunder. The Company agrees to

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(A)     retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and
(B)     give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests, shall allow the other party to take possession of such books and records.
(ii)    Buyer, the Company and Selling Shareholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Body or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the Transactions contemplated hereby).
(e)    Certain Tax Information. Buyer and Selling Shareholders agree, upon request, to promptly provide the other party with all information that either Party may be required to report pursuant to Section 6043 or Section 6043A of the Code, or Treasury Regulations promulgated thereunder.

(f)    Tax Sharing Agreements. All tax-sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any Liability thereunder.

(g)    Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the Transactions, if any, shall be borne fifty percent (50%) by Selling Shareholders and fifty percent (50%) by Buyer.

(h)    S Corporation Status. Selling Shareholders have not taken any action on or prior to the Closing that would cause the Company to no longer be treated as an S corporation for federal, state and local Tax purposes.

(i)    Payments in Respect of Phantom Shares and Severance. Notwithstanding any other provision of this Agreement, to the extent provided by Law, the Company for the period on and before the Closing Date shall be entitled to any and all Tax deductions on its final S-corporation return for the period ending on the Closing Date made in respect of

(A)     the Company’s payments of all amounts payable under the Phantom Share Agreements and the Phantom Share Surrender Agreements and

(B)     any severance amounts for former employees accrued as a liability reflected in the calculation of Estimated Net Working Capital.

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8.2    EMPLOYMENT AND EMPLOYEE BENEFITS

(a)    Buyer shall cause the Company, for a period of not less than one hundred eighty (180) days after the Closing Date,

(i)     to continue the employment of all or substantially all of the persons actively employed by the Company as of the Closing Date (collectively, the “Continuing Employees”) with wages and salary consistent with the wages and salary provided by the Company on the Effective Date and

(ii)     not to effectuate any “plant closing” or “mass layoff” with respect to “affected employees” of any Company or its “business enterprises,” as each such term is defined in the WARN Act. Notwithstanding the foregoing, Buyer may terminate any Continuing Employee’s employment at any time during such one hundred eighty (180) day period for Cause.

(b)    From the Closing Date until December 31, 2012, Buyer will use Reasonable Best Efforts to maintain the Company Plans (other than any Company 401(k) Plan, which will be terminated no later than the day prior to the Closing Date in accordance with the terms of this Agreement). In the event Buyer terminates any Company Plan (other than the Company 401(k) Plan) prior to December 31, 2013, Buyer will cause the Buyer Plan in which Continuing Employees are eligible to participate to waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation in and the coverage requirements applicable to the Continuing Employees and their covered dependents under such Buyer Plan (except to the extent that such conditions, exclusions or waiting periods would apply under such Company Plan). In connection with the Continuing Employees’ participation in any employee benefit plan, program or arrangement maintained by Buyer or any of its Affiliates providing compensation for vacation, sick time and other paid time off, Buyer shall cause the Continuing Employees to receive credit for all periods of employment or service with the Company (including service with predecessor employers, where such credit was provided by the Company) prior to January 1, 2013 for purposes of determining the levels of vacation time, sick time and other paid time off up to the limits for which service credit may be given under the terms of the applicable employee benefit plan, program or arrangement in which such Continuing Employees participate, to the extent such credit does not result in a duplication of benefits. Buyer shall also: (x) cause the Company to provide the vacation time and sick leave benefits due and accrued to the Continuing Employees as of the Closing Date; and (y) assume any Liability for workers compensation or other claims by Continuing Employees relating to employment by the Company. Notwithstanding the foregoing provisions, in no event shall Continuing Employees receive credit for any period of employment or service with the Company (including service with any predecessor employer) under any Employee Pension Benefit Plan maintained by Buyer or any of its Affiliates.

(c)    Buyer shall cause the Company to remain solely responsible for all Liabilities in connection with claims made by or on behalf of Continuing Employees in respect of any severance, bonus, or other employee or executive incentive program, agreement or commitment that provides benefits or compensation to, or for the benefit of, any Continuing Employee, including bonuses and other severance benefits, in the case of

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each of the foregoing, in each case solely to the extent expressly set forth on Schedule 8.2(c).

(d)    The Company and Buyer agree, and specify in accordance with §1.409A-1(h)(4) of the U.S. Treasury Regulations, that none of the individuals who were party to a Phantom Share Award Agreement prior to the Closing Date shall be treated as having experienced a separation from service for purposes of §1.409A-1(h) of the U.S. Treasury Regulations.

(e)    Prior to the Closing Date, Selling Shareholders shall, and shall cause the Company to, take all actions necessary to terminate each Employee Pension Benefit Plan of the Company, including any 401(k) Plan of the Company. The effective date of the termination of each such Employee Pension Benefit Plan shall be no later than the day prior to the Closing Date and shall be evidenced by delivery to Buyer of the resolutions and other documents contemplated by Section 3.2(a)(iii) of this Agreement. As soon as practicable following the Closing, the Company, at Selling Shareholders’ expense (which expense will not exceed

(i)     $25,000 for attorneys’ fee without the prior written consent of Selling Shareholders (which consent will not be unreasonably withheld) and

(ii)     a maximum of $50,000 for attorneys’ fees), will prepare and file with the IRS an Application for Determination for Terminating Plan on Form 5310 and, if necessary in the reasonable opinion of Buyer’s counsel, a submission to the IRS under the Voluntary Correction with the Internal Revenue Service Approval Program of the Employee Plan Compliance Resolution System with respect to any 401(k) Plan of the Company, and prepare and file all other information required to be submitted in connection therewith, in accordance with applicable IRS requirements, including requirements concerning Notices to Interested Parties. The Company will provide Selling Shareholders with a reasonable opportunity to review the filings before making such filings. The Company will cause proper administration of such 401(k) Plan or Plans, as the case may be, to continue during the pendency of the IRS determination request, and will take all such other actions as may be reasonably necessary to obtain a favorable determination letter from the IRS. Upon receipt of a favorable determination letter, the Company will oversee termination distributions from such 401(k) Plan or Plans, as the case may be, in accordance with the terms of such 401(k) Plan or Plans, as the case may be. Selling Shareholders will provide such cooperation and assistance to Buyer as Buyer may reasonably request with respect to foregoing matters. The Company will perform its obligations pursuant to this Section 8.2(e) at Selling Shareholders’ sole cost and expense, subject to the limitations on attorney’s fees set forth in this Section 8.2(e).

(f)    After the Company has received a favorable determination letter from the IRS on Form 5310 filed in accordance with Section 8.2(e) above, Buyer will cause the Buyer 401(k) Plan to be amended to permit the Buyer 401(k) Plan to accept the rollover of an asset consisting of a loan to a participant in any 401(k) Plan of the Company, but only if such participant is a Continuing Employee and the loan is not the only asset rolled over to the Buyer 401(k) Plan by such Continuing Employee.

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8.3    SECTION 338(H)(10) ELECTION

Selling Shareholders shall join with Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding election under state, local, and foreign Tax Law) with respect to the purchase and sale of the Shares hereunder (collectively, the “338(h)(10) Election”). In furtherance of the preceding sentence, Selling Shareholders shall execute and deliver to Buyer such documents or forms as Buyer shall reasonably request or as are required by applicable Law to effect the 338(h)(10) Election. Selling Shareholders shall include any income, gain, loss, deduction, or other Tax item resulting from the 338(h)(10) Election on their Tax Returns to the extent required by applicable Law, and shall take no position inconsistent with treating the purchase by Buyer of the Shares as a transaction to which Section 338(h)(10) applies. The consideration paid for the Shares hereunder and the Liabilities (to the extent included in amount realized for federal Income Tax purposes) of the Company shall be allocated among the assets of the Company in accordance with their fair market values determined using the methodology set forth on Schedule 8.3 (the “Allocation Schedule”) and Section 338 of the Code. Buyer, Selling Shareholders and each of their Affiliates shall file all Tax Returns in a manner consistent with such Allocation Schedule, and none of the parties will voluntarily take any position inconsistent with the Allocation Schedule in any inquiry, assessment, Proceeding or other similar event relating to Taxes.

8.4    NON-COMPETITION; NON-SOLICITATION

(a)    For a period of five (5) years commencing on the Closing Date (the “Restricted Period”), each Selling Shareholder will not, directly or indirectly:
(i)     enter into, be employed by, engage in, consult, manage or otherwise participate in the operation of any business which competes with any aspect of the Business (as conducted by Buyer or the Company) within the Restricted Territory;
(ii)     solicit customers, business, patronage or orders for, or sell, any products or services in competition with, or for any business that competes with any aspect of the Business (as conducted by Buyer or the Company) within the Restricted Territory;
(iii)     divert, entice or otherwise take away any customers, business, patronage or orders of Buyer or the Company, or attempt to do so; or
(iv)     promote or assist, financially or otherwise, any person engaged in any business that competes with any aspect of the Business (as conducted by Buyer or the Company) within the Restricted Territory. Nothing contained in this Section 8.4 will prohibit any of the Selling Shareholders or their Affiliates from acquiring or holding at any one time a passive investment of less than five percent (5%), in the aggregate, of the outstanding shares of capital stock of any publicly traded corporation that may compete with Buyer or the Company within the Restricted Territory. For purposes of this Section 8.4, Buyer and the Company will also include any Affiliate of Buyer or the Company.
(b)    Notwithstanding anything to the contrary contained herein, if Richard J. Schultz’s employment with the Company or Buyer (or any Affiliate of Buyer) is terminated for any reason during the Restricted Period, Richard J. Schultz will be permitted to speak at

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industry or education events during the Restricted Period so long as such speaking engagements do not otherwise violate this Section 8.4 or otherwise disparage the Buyer, the Company or their respective Affiliates, businesses or employees.
(c)    Other than in connection with the performance of employment duties for the Company or Buyer (or any Affiliate of Buyer), each Selling Shareholder will not, directly or indirectly, at any time during the Restricted Period, solicit or induce or attempt to solicit or induce any employee, sales representative, agent or consultant of Buyer or the Company, or any of their respective Affiliates, to terminate their employment, representation or other association with Buyer or the Company, or their respective Affiliates, without obtaining written consent of Buyer prior to such solicitation or inducement.
(d)    During the Restricted Period, each Selling Shareholder will keep in strict confidence, and will not, directly or indirectly, at any time,
(i)     disclose, divulge or make accessible to any Person any confidential information, without the prior written consent of Buyer, unless and except to the extent that such disclosure is necessary in the performance of employment duties for Buyer or the Company or as required by any subpoena or other legal process, or
(ii)     use any confidential information for such Person’s own account, for the account of any other Person or to the detriment of Buyer or the Company, or their respective Affiliates, without the prior written consent of Buyer. Upon Buyer’s request, such Selling Shareholder will deliver, or cause to be delivered, to Buyer all tangible embodiments relating to such confidential information that such Person possesses or has under his, her or its control.
(e)    Each Selling Shareholder acknowledges that
(i)     his or her obligations under this Section 8.4 are reasonable in the context of the nature of the Business and the competitive injuries likely to be sustained by Buyer and the Company if he or she were to violate such obligations,
(ii)     the covenants in this Section 8.4 are adequately supported by consideration from Buyer for the benefit of the Business after the Closing Date and
(iii)     the foregoing makes it necessary and reasonable for the protection of the Business that he or she not compete with Buyer and the Company for the Restricted Period contained herein. Accordingly, each Selling Shareholder acknowledges and agrees that the remedy at law available to Buyer and the Company for breach of such Selling Shareholder’s obligations under this Section 8.4 would be inadequate; therefore, in addition to any other rights or remedies that Buyer may have at law or in equity, temporary and permanent injunctive relief may be granted in any Proceeding which may be brought to enforce any provision contained in this Section 8.4 without the necessity of proof of actual damage. If it is judicially determined that any Selling Shareholder has violated this Section 8.4, then the period applicable to each obligation that such Person has been determined to have violated will automatically be extended by a period of time equal in length to the period during which such violation or violations occurred.

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(f)    The obligations and restrictions set forth in this Section 8.4 are in addition to the provisions of any employment or other agreement of each Selling Shareholder that may be entered into from time to time and addresses the same or similar subject matter covered by this Section 8.4; provided, however, that the periods of such obligations and restrictions in all such agreements may run concurrently.

8.5    RELEASE

Effective as of the Closing, each of the Trusts and each Selling Shareholder, on behalf of himself or herself, his or her respective Representatives and Affiliates and their respective successors and assigns (each a “Releasor”), hereby releases, waives and forever discharges, to the fullest extent permitted by Law, the Company and its officers and employees (each, a “Releasee”) of, from and against any and all rights, claims and causes of action which such Releasor ever had, now has or may have on or by reason of any matter, cause or thing whatsoever occurring prior to the Closing Date, except with respect to or in connection with

(a)     matters which the Trusts or the Selling Shareholders are entitled to indemnification or advancement of expenses in accordance with this Agreement and as a matter of Law,

(b)     obligations of the Company under this Agreement or any Ancillary Agreement or other document or instrument executed and delivered by each such Releasee pursuant to this Agreement and

(c)     accrued but unpaid salary and benefits in the ordinary course of employment.

9.    INDEMNIFICATION

9.1    SURVIVAL

The representations and warranties in this Agreement (including the Schedules) and related indemnification obligations shall survive the Closing and continue in full force and effect until the 18 month anniversary of the Closing Date and shall be of no further force and effect thereafter, except that: (a) the representations and warranties set forth in Sections 4.1 (Organization and Good Standing), 4.2 (Authority), 4.3(a) (No Conflict), 4.5 (Capitalization), 4.10 (Employee Benefits), 4.21 (No Brokers or Finders), 5.1 (Authority), 5.2 (No Conflict), 5.3 (Consents), 5.5 (Title to Shares), 5.6 (No Brokers or Finders), 6.1 (Organization and Good Standing), 6.2 (Authority), 6.3 (No Conflict), 6.4 (Consents) and 6.8 (No Brokers or Finders) shall survive the Closing indefinitely (the representations and warranties included in the foregoing subsection (a) are, collectively, the “Fundamental Representations”); (b) the representations and warranties set forth in 4.9 (Taxes) and 4.15 (Environmental Matters) shall survive the Closing for the applicable limitation period imposed by Law, as extended, plus a period of thirty (30) days, and (c) any pending claims for which a notice has been given in accordance with Section 9.6 prior to the expiration of the relevant survival period may continue to be asserted and indemnified against until finally resolved. All of the covenants and agreements of Selling Shareholders, the Trusts, the Company and Buyer shall survive after the Closing Date in accordance with their respective terms.

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9.2	INDEMNIFICATION AND PAYMENT OF DAMAGES BY THE COMPANY, SELLING SHAREHOLDERS AND THE TRUSTS

(a)    Subject to the limitations set forth in this Article 9, (x) prior to the Closing, the Company shall, and (y) after the Closing, Selling Shareholders and the Trusts shall, jointly and severally, indemnify and hold harmless Buyer and its Representatives and their respective Affiliates (including the Company after the Closing) (collectively, the “Buyer Indemnified Persons”) from and against, and shall pay to Buyer Indemnified Persons the amount of, any loss, Liability, claim, damage or expense, including costs of reasonable attorneys’ fees (collectively, “Damages”), based upon or arising out of, directly or indirectly, or in connection with:

(i)    any breach of any of the representations and warranties made in Section 4;

(ii)    any breach of the Company’s covenants, agreements or obligations in this Agreement;

(iii)    the Phantom Share Award Agreements or the Terminated Phantom Share Award Agreements; and

(iv)    (A) any Funded Indebtedness of the Company that is not satisfied or paid in full in connection with the Closing (other than those obligations set forth on Schedule 3.1(a)(xii)) and (B) the termination or release of any Encumbrance (other than any Permitted Encumbrance) on any property or asset of the Company that is not terminated or released prior to or on the Closing Date.

(b)    Subject to the limitations set forth in this Article 9, the Selling Shareholders and the Trusts shall, jointly and severally, indemnify and hold harmless the Buyer Indemnified Persons from and against, and shall pay to Buyer Indemnified Persons the amount of, any Damages based upon or arising out of, directly or indirectly, or in connection with:

(i)    any breach of any of the representations and warranties made in Section 5; and

(ii)    any breach of their respective covenants, agreements or obligations in this Agreement.

9.3    INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

Subject to the limitations set forth in Section 9, Buyer shall indemnify and hold harmless Selling Shareholders, the Trusts and their respective Representatives and Affiliates (which shall not include the Company after the Closing) (collectively, the “Seller Indemnified Persons”), and shall pay to the Seller Indemnified Persons the amount of, any Damages based upon or arising out of, directly or indirectly, or in connection with:

(a)    any breach of any of the representations and warranties made in Section 6; and

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(b)    any breach of Buyer’s covenants, agreements or obligations in this Agreement.

9.4    LIMITATIONS ON INDEMNIFICATION

(a)    Notwithstanding anything in this Agreement to the contrary, no claim for indemnification under this Article 9 shall be made by any Buyer Indemnified Person, and Selling Shareholders and the Trusts shall have no Liability to pay any amount, for indemnification or otherwise, with respect to the matters described in Sections 9.2(a)(i) and 9.2(b)(i) (other than with respect to the Fundamental Representations or in respect of any breaches of Section 4.9 (Taxes), for which the following limitations will not apply) until the total of all Damages with respect to such matters exceeds $575,000 (the “Basket”), and then only for the amount by which such Damages exceed $380,000; provided, however, that in no event shall the total amount paid by Selling Shareholders or the Trusts with respect to the matters described in Sections 9.2(a)(i) and 9.2(b)(i) (other than with respect to the Fundamental Representations or in respect of any breaches of Section 4.9 (Taxes), for which the following limitations will not apply) exceed $7,600,000. For example purposes only, if the aggregate amount of all Damages (as finally determined in accordance with this Article 9) with respect to the matters described in Sections 9.2(a)(i) and 9.2(b)(i) (other than with respect to the Fundamental Representations or in respect of any breaches of Section 4.9 (Taxes), for which such limitation will not apply) is $600,000, then the Buyer Indemnified Persons shall be entitled to indemnification in an amount of $220,000 pursuant to this Article 9 (i.e., the difference between $600,000 and $380,000).

(b)    Notwithstanding anything in this Agreement to the contrary, in no event shall the total of all Damages paid by Selling Shareholders and the Trusts with respect to the Fundamental Representations or breaches of Section 4.9 (Taxes) pursuant to Sections 9.2(a)(i) and 9.2(b)(i) exceed the Purchase Price.

(c)    Notwithstanding anything in this Agreement to the contrary, but subject to the limitations set forth in Section 9.4(a), any Liability of Selling Shareholders or the Trusts to pay any amount, for indemnification or otherwise, to any Buyer Indemnified Person for any Damages arising from or in connection with the matters described in Section 9.2 shall be reduced by any amounts actually received by such Buyer Indemnified Person with respect to such Damages, or the underlying facts, under any insurance policies (less any reasonably documented collection costs and any premium increases directly related to the insurance claim made by the relevant Buyer Indemnified Person as evidenced by reasonable documentation provided by the applicable insurance carrier).

(d)    Notwithstanding anything to the contrary in this Agreement, claims for indemnification based on allegations of fraud or intentional misrepresentation shall not be subject to the limitations set forth in this Section 9.4.

(e)    The term “Damages” is not limited to matters asserted by third parties against a Buyer Indemnified Person or Seller Indemnified Person, but includes Damages incurred or sustained by the Indemnified Person in the absence of third party claims. The term “Damages” means actual damages and, solely with respect to matters asserted by third parties against an Indemnified Person, consequential, special, punitive or exemplary

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damages. No Indemnified Person shall have any right to indemnification under this Article 9 with respect to consequential, special, punitive or exemplary Damages unless such Damages were incurred or sustained by third parties that seek to recover such Damages from such Indemnified Person.

9.5    PROCEDURE FOR INDEMNIFICATION—THIRD PARTY CLAIMS

(a)    If any claim for indemnification pursuant to this Article 9 (each, a “Third Party Claim”) is to be brought against any Person required to indemnify an Indemnified Person pursuant to this Article 9 (each, an “Indemnifying Party,” and collectively, the “Indemnifying Parties”), then written notice thereof (a “Claims Notice”) shall be given by either Selling Shareholder, in the case of and on behalf of a Seller Indemnified Person, or Buyer, in the case of and on behalf of a Buyer Indemnified Person, to the applicable Indemnifying Party as soon as is reasonably practicable after such Indemnified Person becomes aware of such Third Party Claim. A Claims Notice shall describe the Third Party Claim in reasonable detail, include copies of all material written evidence thereof and will indicate the estimated amount (to the extent reasonably practicable) of the Damages that have been, are being and may be sustained by such Indemnified Person. The delay in or failure of any Indemnified Person to give a timely Claims Notice with respect to a Third Party Claim hereunder to an Indemnifying Party shall not adversely affect any of the other rights or remedies of the Indemnified Person or alter or relieve the Indemnifying Party of its obligation to indemnify the Indemnified Person hereunder to the extent such delay or failure has not materially prejudiced the Indemnifying Party. Except as otherwise limited by this Section 9.5, after such notice, the Indemnifying Party shall be entitled to participate in, or by giving written notice to the Indemnified Person, to assume the defense of any Third Party Claim at the Indemnifying Party’s sole expense and by the Indemnifying Party’s own counsel, and the Indemnified Person will cooperate in good faith in such defense; provided, however, that if the Indemnifying Party is either Selling Shareholder or either Trust, such Indemnifying Party will not have the right to defend or direct the defense of a Third Party Claim:

(i)     that relates to a Major Customer or Major Vendor and for which the relevant Indemnified Person has elected a joint defense pursuant to Section 9.5(d)),

(ii)     that seeks an injunction or specific performance against the Indemnified Person;

(iii)     if the Indemnifying Party, in the reasonable judgment of the Indemnified Person, does not have the financial resources, or may not otherwise be able, to satisfy the amount of such Third Party Claim; or

(iv)     that may, or the Indemnifying Party’s defense or direction of the defense thereof may, in the reasonable judgment of the Indemnified Person, result in a Material Adverse Effect (other than claims brought solely pursuant to clause (i) of this Section 9.5(a)), unless solely in the case of the foregoing clauses (ii) or (iv) the Indemnifying Party agrees in writing to be fully responsible, subject to the limitations set forth in this Article 9, for all Damages relating to such Third Party Claim.

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(b)    If the Indemnifying Party assumes the defense of any Third Party Claim, subject to this Article 9, the Indemnifying Party will have the right:

(i)     to take control of the defense and investigation of such lawsuit or action;

(ii)     to employ and engage attorneys of its own choice to handle and defend the same unless the named parties to such action or proceeding include both an Indemnifying Party and the Indemnified Person and the Indemnified Person has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, in which event the Indemnified Person shall be entitled, at the Indemnifying Party’s expense, to one separate counsel that is reasonably acceptable to the Indemnified Person; and

(iii)     to compromise or settle such Third Party Claim, which compromise or settlement shall be made

(A)     if the offer to settle such Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Person and provides for the express unconditional release of each Indemnified Person from all Liabilities in connection with such Third Party Claim and the Indemnifying Party desires to accept such offer, the Indemnifying Party will give written notice to that effect to the Indemnified Person and (x) if the Indemnified Person fails to consent to such offer within five (5) Business Days after its receipt of such notice, the Indemnified Person may assume the defense of such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer or (y) if the Indemnified Person fails to consent to such offer and also fails to assume the defense of such Third Party Claim in writing within such five (5) Business Day period, the Indemnifying Party may also compromise or settle the Third Party Claim upon the terms set forth in such offer to settle such Third Party Claim and

(B)     if the Indemnified Person has assumed the defense of such Third Party Claim pursuant to this Article 9, such Indemnified Person will not agree to any settlement without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnified Person shall cooperate in all reasonable respects with the Indemnifying Party and their attorneys in the investigation, trial and defense of such Third Party Claim and any appeal arising therefrom, including making available (subject to the Confidentiality Agreement and Section 8.5(c)) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement by the Indemnifying Party of any actual out-of-pocket expenses) to the Indemnifying Party, and management employees of the Indemnified Person as may be reasonably necessary for the preparation of the defense of such Third Party Claim. The parties shall cooperate with each other in any notifications to insurers. If the

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Indemnifying Party assumes the defense of any Third Party Claim, subject to this Article 9, the Indemnifying Party will have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any Third Party Claim in the name and on behalf of the Indemnified Person; provided that the Indemnified Person will have the right to participate in the defense of any Third Party Claim with counsel selected by it, subject to the Indemnifying Party’s right to control the defense thereof, and the fees and disbursements of such counsel will be at the expense of the Indemnified Person.

(c)    If the Indemnifying Party elects not to compromise or defend such Third Party Claim or fails to assume the defense of such Third Party Claim by providing written notice to the Indemnified Person thereof within fifteen (15) days after receipt of the Claims Notice, then such Indemnified Person may, subject to this Article 9, pay, compromise, defend such Third Party Claim and seek indemnification, subject to the limitations set forth in this Article 9, for any and all Damages based upon, arising from or relating to such Third Party Claim. If the Indemnified Person assumes the defense of the Proceeding, the Indemnified Person will keep the Indemnifying Parties reasonably informed of the progress of any such defense, compromise or settlement.

(d)    If the Third Party Claim is filed by or on behalf of a Major Customer or Major Vendor, then the Indemnified Person may, upon a written notice to the Indemnifying Party, elect to have the defense of such Third Party Claim conducted as a joint defense and failing such election the defense of the Third Party Claim shall otherwise be conducted by the Indemnifying Party pursuant to Section 9.5(b). If the Indemnified Person elects to have a Third Party Claim conducted as a joint defense,

(i)     the Indemnifying Party and the Indemnified Person shall retain one counsel selected by the Indemnified Person to act on their mutual behalf (the fees and expenses of which counsel shall be paid by the Indemnifying Party);

(ii)     each of the Indemnified Person and the Indemnifying Party shall be involved in the analysis and defense of such Third Party Claim and all negotiations and discussions with respect thereto; and

(iii)     any settlement of such Third Party Claim shall require the consent of both the Indemnified Person and the Indemnifying Party; provided that if the Indemnifying Party requests that the Indemnified Person consent to any settlement or compromise offer of such Third-Party Claim that is acceptable to the Person that brought the Third Party Claim (and such settlement or compromise offer expressly and unconditionally releases the Indemnified Person from all liabilities and obligations with respect to such claim, without prejudice, and the sole relief provided is monetary damages for which Indemnifying Party is fully responsible (with no reservation of any rights but subject to the terms, conditions and limitations set forth in this Article 9)), and the Indemnified Person fails to consent to such settlement or compromise offer within thirty (30) calendar days after receipt thereof, then the Indemnifying Party’s maximum liability for such Third Party Claim shall not exceed such settlement or compromise offer and the attorneys’ fees and defense costs incurred as of the date of such settlement or compromise offer.

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9.6    PROCEDURE FOR INDEMNIFICATION—DIRECT CLAIMS

If a claim for Damages is to be made by an Indemnified Person that does not result from a Third Party Claim (such claim, a “Direct Claim”), the Indemnified Person shall deliver a Claims Notice to the Indemnifying Party as soon as reasonably practicable after the Indemnified Person becomes aware of such Direct Claim. The delay in or failure of any Indemnified Person to give a timely Claims Notice with respect to a Third Party Claim hereunder shall not adversely affect any of the other rights or remedies of the Indemnified Person or alter or relieve the Indemnifying Party of its obligation to indemnify the Indemnified Person hereunder to the extent such delay or failure has not materially prejudiced the Indemnifying Party. A Claims Notice shall describe the Direct Claim in reasonable detail, include copies of all material written evidence thereof and will indicate the estimated amount (to the extent reasonably practicable) of the Damages that have been, are being and may be sustained by such Indemnified Person. Within twenty (20) Business Days of the Indemnifying Party’s receipt of a Claims Notice of a Direct Claim, such Indemnifying Party shall notify such Indemnified Person whether such Indemnifying Party disputes the Damages asserted in such Claims Notice. If such Indemnifying Party fails to provide notice of such dispute within such twenty (20) Business Day period, such Direct Claim will be conclusively deemed, without further action on the part of any party, to be a Liability of such Indemnifying Party and such Indemnifying Party will be obligated, subject to the limitations set forth in this Article 9, to make payment therefor; provided that if the amount of such Liability is not reasonably determinable, such Indemnifying Party will be obligated to make payments therefor subject to the limitations set forth in this Article 9, as and when the amounts of Liability are finally determined by such Indemnifying Party or as and when such Liability is finally adjudicated by a Governmental Body. In the case of a disputed claim, the Indemnified Person and the Indemnifying Parties shall resolve the matter as provided in Section 10.12.

9.7    CONSTRUCTION OF REPRESENTATIONS AND WARRANTIES

For purposes of determining if a breach of any representation or warranty contained in this Agreement has occurred in connection with a claim for indemnification under this Article 9, each representation or warranty that contains any materiality, Material Adverse Effect or other similar qualification shall include, and shall be read after giving effect to, such qualification. For purposes of determining the amount of any Damages for which any Buyer Indemnified Person may be entitled to indemnification under this Article 9, each representation or warranty contained in this Agreement that contains any materiality, Material Adverse Effect or other similar qualification shall be deemed to have been given as though no such qualification was included in such representation or warranty and each such representation or warranty shall be read without regard, and without giving effect, to any such qualification.

9.8    EXCLUSIVE REMEDY

Except as otherwise specifically provided in this Agreement or for actions based on allegations of actual fraud or intentional misrepresentation, the parties acknowledge and agree that from and after the Closing, the indemnification provisions in this Article 9 shall be the exclusive remedy of the parties with respect to the Transactions.

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10.    GENERAL PROVISIONS

10.1    EXPENSES

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the Transactions, including all fees and expenses of its Representatives.

10.2    PUBLIC ANNOUNCEMENTS

Any press release or substantially similar public announcement with respect to this Agreement or the Transactions will not disclose the purchase price for the Transactions on a stand-alone basis or identify either of the Selling Shareholders or the Trusts without the prior approval of Selling Shareholders; provided, however, that the Company, Selling Shareholders and the Trusts acknowledge and agree that Buyer

(a)     will be permitted to file any periodic reports or make any other report or disclosure required by applicable Law or the regulations of any stock exchange on which securities of Buyer are listed without the prior approval of Selling Shareholders and the Trusts and

(b)     may disclose the purchase price, together with any other material terms and financial information, for the Transactions and for any other transaction consummated by Buyer (or any Affiliate of Buyer) on a consolidated or aggregated basis without the prior approval of Selling Shareholders and the Trusts. Buyer will provide Selling Shareholders with a reasonable opportunity to review any such press release or similar public announcement prior to use or disclosure by Buyer.

10.3    NOTICES

All notices, consents, waivers and other communications under this Agreement shall be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt); (b) sent by facsimile (with written confirmation of receipt by the transmitting equipment); or (c) received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested and costs prepaid); in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

Selling Shareholders or    Michelle A. Schultz and Richard J. Schultz
the Trusts            c/o Marc C. Krantz, Esq.
Kohrman Jackson & Krantz P.L.L.
1375 E. 9th Street, 20th Floor
Cleveland, Ohio 44114
Facsimile No.: (216) 621-6536

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With a copy to (which        Marc C. Krantz, Esq.
copy shall not constitute    Kohrman Jackson & Krantz P.L.L.
notice)                1375 E. 9th Street, 20th Floor
Cleveland, Ohio 44114
Facsimile No.: (216) 621-6536

Buyer or the Company:    STERIS Corporation
5960 Heisley Road
Mentor, Ohio 44060
Attention: Vice President, Business Development
Facsimile No.: (440) 357-2344

With a copy to (which        STERIS Corporation
copy shall not constitute    5960 Heisley Road
notice)                Mentor, Ohio 44060
Attention: General Counsel
Facsimile No.: (440) 357-2344

10.4    FURTHER ASSURANCES

The parties agree to furnish upon request to each other such further information, execute and deliver to each other such other documents and do such other acts and things, all as any other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

10.5    AMENDMENT AND WAIVER

This Agreement may not be amended except by a written agreement executed by each of the parties hereto. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Law:

(a)     no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;

(b)     no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and

(c)     no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

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10.6    SUCCESSORS AND ASSIGNS

No party may assign any of its rights under this Agreement without the prior consent of the other parties. This Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties (and with respect to individuals, their respective estates, heirs or beneficiaries). Except as otherwise specifically provided herein, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

10.7    SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10.8    TIME OF ESSENCE

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

10.9    GOVERNING LAW

This Agreement will be governed by, construed under and interpreted in accordance with the laws of the State of Ohio, without regard to conflicts of laws principles that would require the application of the law of any other state or jurisdiction.

10.10    JURISDICTION AND SERVICE OF PROCESS

Any Proceeding arising out of or relating to this Agreement or any of the Transactions shall be brought in any court of competent jurisdiction in Summit County, Ohio, or in the United States District Court for the Northern District of Ohio, Eastern Division, or the appropriate appellate courts relating thereto, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any of the Transactions in any other court. The parties agree that either or both of them may file a copy of this Section with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this Section may be served on any party anywhere in the world by following the procedures for delivery of notices that are set forth in Section 10.3.

10.11    WAIVER OF JURY TRIAL

Each of the parties hereby irrevocably waives, to the fullest extent permitted by law, all rights to trial by jury in any Proceeding (whether based upon contract, tort or otherwise) arising out of or relating to this Agreement or any of the Transactions.

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10.12    DISPUTE RESOLUTION

(a)    In the event of a dispute between Buyer and Selling Shareholders concerning this Agreement, any of the Ancillary Agreements or any Transactions contemplated hereby or thereby, the Chief Executive Officer (or comparable officer or designee) of Buyer on the one hand and Richard J. Schultz on the other hand shall first attempt to resolve the dispute through direct negotiations. Any party may initiate this process by making a written demand for direct negotiation that describes the dispute to be negotiated in reasonable detail.

(b)    If the dispute is not resolved within twenty (20) Business Days after the date of the demand for direct negotiation, then the applicable parties shall promptly initiate a voluntary, non-binding mediation conducted by a mutually-agreed mediator in Cleveland, Ohio or such other location as they and the mediator may agree. Should such parties for any reason be unable to agree upon a mediator, they shall jointly request that the Cleveland, Ohio regional office of the American Arbitration Association select the mediator.

(c)    During such direct negotiations or mediation, the parties shall endeavor in good faith to resolve the dispute. No settlement reached under this Section 10.12 shall be binding until reduced to a writing signed by the applicable parties.

(d)    If the parties are unable to resolve the dispute as provided in this Section 10.12 within ninety (90) days after the initial demand for direct negotiation, then the parties may submit the dispute to litigation conducted in any court permitted by Section 10.10.

(e)    Each party shall bear its own fees and expenses in resolving any disputes under this Section 10.12; provided that Buyer, on one hand, and Selling Shareholders, on the other hand, shall each bear one-half of the fees and expenses of any mediator and, if applicable, the American Arbitration Association in selecting and providing a mediator.

10.13    ENTIRE AGREEMENT

This Agreement, the Ancillary Agreements and the Confidentiality Agreement supersede all prior agreements, whether written or oral, between the parties with respect to their respective subject matters (including any letter of intent between or among any of the parties) and constitute (along with the Schedules, Exhibits, certificates and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to such subject matter.

10.14    EXECUTION IN COUNTERPARTS

This Agreement may be executed in any number of counterparts, including by facsimile or electronic signature included in an Adobe PDF file, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

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[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed and delivered this Stock Purchase Agreement as of the Effective Date.
Buyer:

STERIS CORPORATION

By: /s/ Walter M Rosebrough
Name: Walter M Rosebrough
Title: President and Chief Executive Officer

Reviewed and approved as to form by the
STERIS Corporation Legal Department

JAZ      10/16/12
Attorney Initials Date

Selling Shareholders:

/s/ Michelle A. Schultz
MICHELLE A. SCHULTZ

/s/ Richard J. Schultz
RICHARD J. SCHULTZ

The Trusts:

THE MICHELLE A. SCHULTZ REVOCABLE LIVING TRUST DATED 5/4/2004

By: Michelle A. Schultz
Name: Michelle A. Schultz
Title: Trustee

THE RICHARD J. SCHULTZ REVOCABLE LIVING TRUST DATED 5/4/2004

By: Richard J. Schultz
Name: Richard J. Schultz
Title: Trustee

The Company:

SPECTRUM SURGICAL INSTRUMENTS CORP.

By:/s/ Richard J. Schultz
Name: Richard J. Schultz
Title: CEO

11671355.13